UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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Filed by a Party other than the Registrant [_]

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[_] [X] [_] [_]	Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to (ss.)240.14a-11(c) or (ss.)240.14a-12	[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

CRYOLIFE, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1655 ROBERTS BOULEVARD, NW KENNESAW, GEORGIA 30144

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CRYOLIFE, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CRYOLIFE, INC. will be held at CryoLife, Inc.‘s Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, on June 10, 2004 at 11:00 a.m., Atlanta time, for the following purposes:

1.	To elect eight Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and have been qualified.

2.	To consider a proposal to approve the CryoLife, Inc. 2004 Employee Stock Incentive Plan (the “2004 Plan”).

3.	To consider a proposal to approve the CryoLife, Inc. Non-Employee Directors Stock Option Plan (the “Directors Plan”).

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

        Only record holders of CryoLife’s common stock at the close of business on April 23, 2004 will be eligible to vote at the meeting.

        Your attendance at the Annual Meeting is very much desired. However, if there is any chance you may not be able to attend the meeting, please execute, complete, date and return the enclosed proxy in the envelope provided. If you attend the meeting, you may revoke the proxy and vote in person.

By Order of the Board of Directors: /s/ Steven G. Anderson STEVEN G. ANDERSON, Chairman of the Board, President and Chief Executive Officer

Date: April 29, 2004

        A copy of the Annual Report on Form 10-K of CryoLife, Inc. for the fiscal year ended December 31, 2003 containing financial statements is enclosed.

1655 ROBERTS BOULEVARD, NW KENNESAW, GEORGIA 30144

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

        This proxy statement is furnished for the solicitation by the Board of Directors of proxies for the Annual Meeting of Stockholders of CryoLife, Inc. to be held on June 10, 2004, at 11:00 a.m., Atlanta time, in the auditorium at CryoLife, Inc.’s (“CryoLife” or the “Company”) Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. The sending in of a signed proxy will not affect a stockholder’s right to attend the meeting and vote in person. A signed proxy may be revoked by the sending in of a timely, but later dated, signed proxy. Any stockholder sending in or completing a proxy may also revoke it at any time before it is exercised by giving timely oral or written notice to Suzanne K. Gabbert, Corporate Secretary of CryoLife, at the offices of CryoLife. Oral notice may be delivered by telephone call to Ms. Gabbert, at (770) 419-3355.

        Holders of record of CryoLife’s common stock at the close of business on April 23, 2004 will be eligible to vote at the meeting. CryoLife’s stock transfer books will not be closed. At the close of business on April 23, 2004, CryoLife had outstanding a total of 23,251,881 shares of common stock, excluding a total of 1,372,370 shares of treasury stock held by CryoLife, which are not entitled to vote. Each such share will be entitled to one vote, non-cumulative, at the meeting.

        Other than the matters set forth herein, management is not aware of any other matters that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

        This proxy statement and the attached proxy were first mailed to security holders on behalf of CryoLife on or about May 10, 2004. Properly executed proxies, timely returned, will be voted and, where the person solicited specifies by means of a ballot a choice with respect to any matter to be acted upon at the meeting, the shares will be voted as indicated by the stockholder. If the person solicited does not specify a choice with respect to election of Directors, the shares will be voted for management’s nominees for election as Directors. Similarly, unless the person solicited specifies a choice with regard to the proposals to approve the 2004 Plan and the Directors Plan, the shares will be voted in favor of the proposals. In addition to the solicitation of proxies by the use of the mails, Directors and officers of CryoLife may solicit proxies on behalf of management by telephone, telegram, and personal interview. Such persons will receive no additional compensation for their solicitation activities, and will be reimbursed only for their actual expenses incurred. CryoLife has requested brokers and nominees who hold stock in their name to furnish this proxy material to their customers and CryoLife will reimburse such brokers and nominees for their related out-of-pocket expenses. The costs of soliciting proxies will be borne by CryoLife.

VOTING PROCEDURES AND VOTE REQUIRED

        The Secretary of CryoLife, in consultation with the judge of election, who will be an employee of CryoLife’s transfer agent, shall determine the eligibility of persons present at the Annual Meeting to vote and shall determine whether the name signed on each proxy card corresponds to the name of a stockholder of CryoLife. The Secretary, based on such consultation, shall also determine whether or not a quorum of the shares of CryoLife, consisting of a majority of the votes entitled to be cast at the Annual Meeting, exists at the Annual Meeting. Both abstentions from voting and broker non-votes, if any, will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

        Nominees for election as Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are eight Directorships to be filled, this means that the eight individuals receiving the most votes will be elected. Abstentions and broker non-votes, if any, will therefore not be relevant to the outcome.

        The affirmative vote of holders of a majority of the outstanding shares of common stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of the 2004 Plan and for approval of the Directors Plan. It is expected that shares held by executive officers and Directors of the Company, which in the aggregate represent approximately 11.1% of the outstanding shares of common stock, will be voted in favor of each proposal. With respect to the proposals concerning the 2004 Plan and the Directors Plan, abstentions will have the effect of a vote against the proposals and broker non-votes will be disregarded and will have no effect on the outcome of the votes.

        There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this proxy statement.

ANNUAL MEETING ADMISSION

        Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized proxy holders and guests of CryoLife. Admission will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the meeting, please vote your proxy and detach your Admission Ticket from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and you plan to attend the meeting, you can obtain an Admission Ticket in advance by writing to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, 770-419-3355. Please be sure to enclose proof of ownership such as a bank or brokerage account statement. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Reception Desk on the day of the meeting. Tickets may be issued to others at the discretion of CryoLife.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

        The Board of Directors of CryoLife recommends a vote:

o	“FOR” the election of each of the nominees named below for election as Director,
o	“FOR” the proposal to approve the 2004 Plan, and
o	“FOR” the proposal to approve the Directors Plan.

ELECTION OF DIRECTORS

        The proxy holders intend to vote “FOR” election of the nominees named below, who are currently members of the Board, as Directors of CryoLife, unless otherwise specified in the proxy. Directors of CryoLife elected at the Annual Meeting to be held on June 10, 2004 will hold office until the next Annual Meeting or until their successors are elected and qualified.

        Each of the nominees has consented to serve on the Board of Directors, if elected. Should any nominee for the office of Director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board may recommend.

    Mr. Ackerman and Mr. Bevevino were appointed to the Board of Directors when the membership of the Board was increased from six to eight Directors in December 2003. The other individuals listed below as nominees for the Board of Directors were Directors of CryoLife during all of 2003. The name and age of each nominee, and the period during which such person has served as a Director, together with the number of shares of CryoLife’s common stock beneficially owned, directly or indirectly, by such person and the percentage of outstanding shares of CryoLife’s common stock such ownership represented at the close of business on April 23, 2004, according to information received by CryoLife, is set forth below:

Name of Nominee	Service as Director	Age	Shares of CryoLife Stock Beneficially Owned (1)		Percentage Ownership
Steven G. Anderson	Since 1984	65	1,653,127	(2)	7.1%
Thomas F. Ackerman (5)	Since 2003	49	--		*
Daniel J. Bevevino (4)	Since 2003	44	--		*
John M. Cook (4) (5) (6)	Since 1999	61	155,750	(3)	*
Ronald C. Elkins, M.D. (4) (5) (6)	Since 1994	67	174,520	(8)	*
Virginia C. Lacy (4) (6)	Since 1997	62	691,159	(9)	3.0%
Ronald D. McCall, Esq. (5) (6) (7)	Since 1984	67	288,113	(10)	1.2%
Bruce J. Van Dyne, M.D. (5) (6)	Since 1999	63	106,550	(11)	*

_________________

*	Ownership represents less than 1% of outstanding shares of CryoLife common stock.
(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)	Includes 108,324 shares held of record by Ms. Ann B. Anderson, Mr. Anderson’s spouse, as well as 199,930 and 183,319 shares held in grantor-retained annuity trusts. Also includes options to acquire 66,722 shares of common stock that are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(3)	Includes 19,500 shares that are held by CT Investments, LLC of which Mr. Cook owns 90% of the membership interests. Includes options to acquire 106,250 shares of common stock that are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(4)	Member of the Audit Committee.
(5)	Member of the Compensation Committee.
(6)	Member of the Nominating and Corporate Governance Committee.
(7)	Mr. McCall is the Presiding Director of the Board.
(8)	Includes options to acquire 131,000 shares of common stock which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(9)	Includes 279,000 shares held by three trusts of which Ms. Lacy is trustee, and as to which shares she has voting power and control. Also includes 165,879 shares held by an IRA of Ms. Lacy’s deceased spouse, of which Ms. Lacy is the beneficiary. Includes 3,000 shares held by a foundation for which Ms. Lacy is the president of the board of directors. Includes 22,500 shares held by a pension plan of which Ms. Lacy is administrator. Excludes 25,200 shares beneficially owned by Ms. Lacy’s adult child residing with Ms. Lacy. Ms. Lacy disclaims beneficial ownership of those shares. Includes 144,500 shares subject to options which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(10)	Includes 16,000 shares of common stock owned of record by Ms. Marilyn B. McCall, Mr. McCall’s spouse. Includes options to acquire 158,425 shares of common stock that are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(11)	Includes options to acquire 96,250 shares of common stock that are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.

        Steven G. Anderson, a founder of CryoLife, has served as CryoLife’s President, Chief Executive Officer and Chairman of the Board of Directors since its inception. Mr. Anderson has more than 35 years of experience in the implantable medical device industry. Prior to founding CryoLife, Mr. Anderson was Senior Executive Vice President and Vice President, Marketing, from 1976 until 1983 of Intermedics, Inc. (now Guidant Corp.), a manufacturer and distributor of pacemakers and other medical devices. Mr. Anderson is a graduate of the University of Minnesota.

        Thomas F. Ackerman has served as a Director of CryoLife since December 2003. Mr. Ackerman is Senior Vice President and Chief Financial Officer of Charles River Laboratories International, Inc. (NYSE: CRL), a position he has held since 1999. Charles River Laboratories is a provider of critical research tools and integrated support services for drug and medical device discovery and development. From 1996 to 1999, he served as Vice President and Chief Financial Officer of Charles River Laboratories, where he has been employed since 1988. Mr. Ackerman is a Director for the University of Massachusetts Amherst Foundation. Mr. Ackerman received a B.S. in Accounting from the University of Massachusetts and is a certified public accountant.

        Daniel J. Bevevino has served as a Director of CryoLife since December 2003. Mr. Bevevino is Vice President and Chief Financial Officer of Respironics, Inc. (Nasdaq: RESP), a position he has held since 1996. Respironics develops, manufactures and markets medical devices used primarily for the treatment of patients suffering from respiratory disorders. Mr. Bevevino has been employed by Respironics since 1988. He began his career as a certified public accountant with Ernst & Young. Mr. Bevevino received a B.S. in Business Administration from Duquesne University and an M.B.A. from the University of Notre Dame.

        John M. Cook has served as a Director of CryoLife since August 1999. Mr. Cook is Chairman, President and Chief Executive Officer of PRG-Schultz International, Inc. (Nasdaq: PRGX), an international, publicly held audit recovery firm operating in over 40 countries, with 2003 revenues exceeding $375 million. Mr. Cook has served as Chief Executive Officer of PRG-Schultz since its founding in January 1991. Prior to PRG-Schultz, he served in a number of top financial and management positions in the retail industry, including Senior Vice President and Chief Financial Officer of Caldor Stores and Senior Vice President of Finance and Controller of Kaufmann’s Department Stores, both May Department Stores affiliates. He holds a B.S. degree in accounting from Saint Louis University, where he serves as a member of the Board of Trustees and holds a seat on the Executive Advisory Board of the University’s School of Business and Administration.

        Ronald C. Elkins, M.D. has served as a Director of CryoLife since January 1994. Dr. Elkins is Professor Emeritus, Section of Thoracic and Cardiovascular Surgery, University of Oklahoma Health Science Center. Dr. Elkins has been a physician at the Health Science Center since 1971, and was Chief, Section of Thoracic and Cardiovascular Surgery from 1975 to 2002. Dr. Elkins is a graduate of the University of Oklahoma and Johns Hopkins Medical School.

        Virginia C. Lacy has served as a Director of CryoLife since August 1997. Ms. Lacy received her B.A. degree from Northwestern University in 1963. Ms. Lacy is the Administrator of The Jeannette & John Cruikshank Memorial Foundation, which provides housing assistance to those in need throughout the greater Chicago area. Since 1997, Ms. Lacy has served as President, and since 1974 has served as Secretary-Treasurer and Chief Financial Officer, of Precision Devices Corporation, a distributor of medical devices. She was one of the founders of that company and serves as the Chairman of its Board of Directors. As an elected member of the Board of Education of District 203 of the State of Illinois for 12 years, she served on its budget committee, which was responsible for planning and reviewing the spending of $100 million in public funds each year in a school district having 2,500 employees. Ms. Lacy also provided leadership in state education by serving on committees that analyzed state funding for education.

        Ronald D. McCall, Esq. has served as a Director of CryoLife since January 1984 and served as its Secretary and Treasurer from 1984 to 2002. From 1985 to the present, Mr. McCall has been the owner of the law firm of Ronald D. McCall, P.A., based in Tampa, Florida. Mr. McCall was admitted to the practice of law in Florida in 1961. Mr. McCall received his B.A. and J.D. degrees from the University of Florida.

        Bruce J. Van Dyne, M.D. has served as a Director of CryoLife since August 1999. Dr. Van Dyne is a board-certified neurologist and has been in private practice in Minneapolis, Minnesota, since 1975. He has served in numerous advisory positions, including as an Examiner in Neurology for the American Board of Psychiatry and Neurology and as previous Chairman of the Department of Neurology for Park Nicollet Medical Center in Minneapolis. He is a graduate of Northwestern University Medical School and is the author of numerous medical publications in the field of neurology.

Stockholder Derivative Action

        On August 30, 2002 a purported stockholder derivative action was filed by Rosemary Lichtenberger against Steven G. Anderson, Albert E. Heacox, John M. Cook, Ronald C. Elkins, Virginia C. Lacy, Ronald D. McCall, Alexander C. Schwartz, and Bruce J. Van Dyne in the Superior Court of Gwinnett County, Georgia. The suit, which names CryoLife as a nominal defendant, alleges that the individual defendants breached their fiduciary duties to CryoLife by causing or allowing CryoLife to engage in certain inappropriate practices that caused CryoLife to suffer damages. The complaint was preceded by one day by a letter written on behalf of Ms. Lichtenberger demanding that CryoLife’s Board of Directors take certain actions in response to her allegations.

        On January 16, 2003 another purported derivative suit alleging claims similar to those of the Lichtenberger suit was filed in the Superior Court of Fulton County by complainant Robert F. Frailey. As in the Lichtenberger suit, the filing of the complaint in the Frailey action was preceded by a demand letter sent on Frailey’s behalf to CryoLife’s Board of Directors. Both complaints seek undisclosed damages, costs and attorney’s fees, punitive damages, and prejudgment interest against the individual defendants derivatively on behalf of CryoLife.

        CryoLife’s Board of Directors established an independent committee, consisting of Ms. Lacy, Mr. Cook and Dr. Van Dyne, to investigate the allegations of Ms. Lichtenberger and Mr. Frailey. The independent committee engaged independent legal counsel to assist in the investigation, which culminated in a report by the committee concluding that no officer or director breached any fiduciary duty.

        In October 2003 the two purported derivative suits were consolidated into one action in the Superior Court of Fulton County, and a consolidated amended complaint was filed. The independent committee, along with its independent legal counsel, evaluated the consolidated amended complaint, and concluded that its prior report and determination addressed the material allegations contained in the consolidated amended complaint. The committee reiterated its previous conclusions and determinations, including that maintaining the purported derivative litigation is not in the best interests of CryoLife.

CORPORATE GOVERNANCE

Information about the Board of Directors

        CryoLife’s Board of Directors believes that the purpose of corporate governance is to maximize shareowner value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. CryoLife’s Board reviews these governance practices, Florida law (the state in which CryoLife is incorporated), the rules and listing standards of the New York Stock Exchange (“NYSE”), and Securities and Exchange Commission (“SEC”) regulations, as well as best practices suggested by recognized governance authorities.

        Currently, the Board of Directors has eight members. Two of our eight Directors were added to the Board in December 2003. With the exception of Mr. Anderson, the Directors meet the definition of “independent” as set forth in Section 303.01(B)(2)(a) of the current NYSE Listing Standards, which set forth standards of “independence” for Audit Committee members. Based on the information available to it at this time, the Board has determined that a majority of the Directors now in office will qualify as independent directors when the NYSE’s newly adopted corporate governance requirements take effect at the Annual Meeting. The Board plans to reconstitute the membership of its standing committees as needed to meet the new NYSE requirements. Effective as of the 2004 Annual Meeting, Mr. McCall and Dr. Elkins will not be eligible to be members of CryoLife’s standing committees of the Board as they will not meet the NYSE’s as then-applicable requirements for independence.

        In June 2003, the Board of Directors appointed Ronald D. McCall as Presiding Director. In this capacity, Mr. McCall has frequent contact with Mr. Anderson and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board, including (a) acting as chairman of each of the non-management Director executive sessions; (b) presiding at Board meetings when the Chairman of the Board is not present; and (c) receiving and processing communications from concerned parties wishing to contact the non-management Directors.

        During 2003, the Board of Directors held nine meetings and the committees held a total of 19 meetings, excluding meetings of the independent committee. The average attendance at the Board of Directors and committee meetings was 93%.

Director Compensation

        During 2003, all non-employee Directors of the Board of Directors of CryoLife were paid $30,000 per year. Each committee Chairman received an additional $5,000. As of December 1, 2003, the compensation paid to non-employee Directors was increased to $40,000 per year. Each committee Chairman will continue to receive an additional $5,000 per year. The Presiding Director will receive $65,000 per year, inclusive of the $30,000 Director fee.

        In April 2003, Mr. McCall was granted an option to purchase 6,000 shares from the 1998 Long-Term Incentive Plan and an option to purchase 21,425 shares outside of any plan. Also in April 2003, Virginia Lacy received an option to purchase 6,000 shares from the 1998 Long-Term Incentive Plan and an option to purchase 7,500 shares outside of any plan.

        During 2003, no Director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served. In general, members of the Board of Directors are appointed to committees at the annual meeting of Directors immediately following the Annual Meeting of Stockholders.

        In addition to the foregoing, Mr. McCall received approximately $96,730 in legal fees, excluding reimbursement for expenses of $3,859, from CryoLife in 2003.

Standing Committees of the Board of Directors

        In 2003, the Board of Directors had three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. As noted, the Board of Directors has also appointed an independent committee which investigated the allegations in the derivative lawsuit. In 2003, the Audit Committee met six times, the Compensation Committee met eight times and the Nominating and Corporate Governance Committee met two times. These committees are described below.

        Audit Committee — CryoLife’s Audit Committee consisted of three non-employee Directors during 2003: Ms. Lacy, Chairwoman, Dr. Elkins, and Mr. Cook. Mr. Bevevino was appointed to the Audit Committee in February 2004. The Audit Committee reviews the general scope of CryoLife’s annual audit and the nature of services to be performed for CryoLife in connection therewith, acting as liaison between the Board of Directors and the independent auditors. The Audit Committee also formulates and reviews various company policies, including those relating to accounting practices and internal control systems of CryoLife. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of CryoLife’s independent auditors and for engaging or discharging CryoLife’s independent auditors. Each of the members of the Audit Committee is “independent” as defined in Section 303.01(B)(2)(a) of the current New York Stock Exchange Listing Standards and also meets the criteria set forth in Section 303.01(B)(3). In addition, the Board of Directors has determined that at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise. The Board of Directors has also determined that Mr. Cook meets the SEC criteria of an “audit committee financial expert.”

        The Audit Committee operates under a written charter, which was revised in February 2004 to give this committee broader authority to fulfill its obligations under SEC and NYSE requirements. A copy is attached to this proxy statement as Appendix A. A current copy can also be viewed on our website at www.cryolife.com/investornew.htm. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by our independent auditors. The Report of the Audit Committee is set forth beginning on page 10 of this proxy statement.

        Compensation Committee — CryoLife’s Compensation Committee consisted of four non-employee Directors during 2003: Dr. Elkins, Chairman, Mr. Cook, Mr. McCall, and Dr. Van Dyne. In February 2004, the composition of the Compensation Committee was changed to consist of five non-employee Directors: Dr. Elkins, Chairman, Mr. Ackerman, Mr. Cook, Mr. McCall and Dr. Van Dyne. The Compensation Committee is responsible for evaluating the performance of officers and setting the annual compensation for all officers, including the salary and the compensation package of executive officers. A portion of the compensation package includes a bonus award. The Compensation Committee also administers CryoLife’s benefit plans, except that the Compensation Sub-Committee approves grants of stock options to executive officers under CryoLife’s benefit plans. The Compensation Sub-Committee met three times in 2003. Currently, Dr. Van Dyne is the only member of the Compensation Sub-Committee, and there is one vacancy. It will be filled prior to further action by the Sub-Committee.

        The Compensation Committee operates under a written charter setting out its functions and responsibilities. A current copy can be viewed on our website at www.cryolife.com/investornew.htm.

        Nominating and Corporate Governance Committee — CryoLife’s Nominating and Corporate Governance Committee was formed in December 2002 and had its first meeting in October 2003. The Nominating and Corporate Governance Committee consisted of five non-employee Directors in 2003: Mr. McCall, Chairman, Mr. Cook, Dr. Elkins, Ms. Lacy, and Dr. Van Dyne. Each of these individuals is “independent’ as defined in Section 303.01(B)(2)(a) of the current New York Stock Exchange Listing Standards. The committee’s responsibilities include the selection of potential candidates for the Board and the development and annual review of governance principles. It annually reviews Director compensation and benefits, and oversees the annual self-evaluations of the Board and its committees. The committee also makes recommendations to the Board concerning the structure and membership of the other Board committees.

        The Nominating and Corporate Governance Committee operates under a written charter setting out its functions and responsibilities. A current copy can be viewed on our website at www.cryolife.com/investornew.htm.

Policy and Procedures for Stockholders Submitting the Names of Candidates for Election to the Board of Directors

        Stockholders may submit the names of candidates for Director to the Nominating and Corporate Governance Committee. The policy of the Nominating and Corporate Governance Committee is to give the same consideration to nominees submitted to it by stockholders that it gives to individuals whose names are submitted to it by management or other Directors. A stockholder seeking to directly nominate a candidate in that stockholders’ capacity as such should refer to Article XV of the Company’s Bylaws, which is summarized below. See “Stockholder Proposals” for further details.

        Factors to be considered by the Committee include:

o	Whether the Committee sees a need for an additional member of the Board, or to replace an existing member;

o	The overall size of the Board of Directors;

o	The skills and experience of the nominee, as compared to those of the other members of the Board; and

o	Whether the nominee is, or is associated with, the holder of a large number of shares of CryoLife common stock.

        The process to be followed for submitting the name of a candidate is as follows:

o	On or before the date specified for stockholders’ proposals in Article XV of the Company’s Bylaws (generally, 90 to 180 days prior to the anniversary of the last annual meeting – see “Stockholder Proposals”), the sponsor should provide information sufficient to inform the Company that the sponsor qualifies as a stockholder, and the Company should receive the following information about the candidate:

o	The name;

o	A brief resume of the candidate;

o	A brief statement as to why the sponsor recommends the candidate;

o	The candidate's written consent to be considered and to serve if elected;

o	Contact information for the candidate; and

o	The information that would be required to be included in CryoLife’s proxy statement relating to the nomination and nominee.

o	The Nominating and Corporate Governance Committee will contact the candidate confidentially, and if the Committee is considering new candidates, it will require that the candidate:

o	Complete a detailed questionnaire;

o	Be available upon request to meet with the Committee and management with reasonable notice;

o	Execute a non-disclosure agreement; and

o	Provide several references.

        In December 2003 the Board determined that nominees to the Board should be of known integrity, have a good moral and ethical background, have an appropriate level of education, training, or experience so as to be perceived to be able to make a contribution furthering the goals of the Company while being compatible with others on the Board of Directors and in the Company. Special knowledge, education, training and experience that complement the experience of other Board members will be considered. A candidate’s capacity for independent judgment will also be considered.

        The Nominating and Corporate Governance Committee has not received any nominations of Director candidates from holders of 5% or more of CryoLife stock.

        The policy with respect to Board attendance of annual meetings is that attendance is encouraged, but not required. All Board members attended the prior year’s annual meeting.

        Nominees may be suggested by Directors, members of management, stockholders or others. Stockholders may communicate the necessary information to the Nominating and Corporate Governance Committee by following the procedures set forth below at “Communication with the Board of Directors and Its Committees.” CryoLife in the past has utilized a third party search firm. All nominees are evaluated according to the same criteria. CryoLife’s Board of Directors consisted of seven Board members until the demise of Alexander C. Schwartz, Jr. in 2002. After several informal discussions among the Directors, a consensus was reached that an increase in the number of Directors from six would be advisable and that it was desirable to add at least one new member who met the qualifications of an “audit committee financial expert.”

        A third party, fee-based search service was engaged to identify candidates for the Board of Directors. This search firm identified several candidates for Board membership, including Messrs. Ackerman and Bevevino. After a series of meetings, Mr. Ackerman and Mr. Bevevino each were extended an invitation to become Directors, which they accepted.

Code of Business Conduct and Ethics

        CryoLife, Inc. was founded with a commitment to the highest ethical standards of business conduct and fair dealing in the company’s relations with all employees, customers, suppliers and stockholders. CryoLife has established a Code of Business Conduct and Ethics that clarifies our standards of conduct in potentially sensitive situations; makes clear that CryoLife expects all employees, officers and Directors to understand and appreciate the ethical considerations of their decisions; and reaffirms our long-standing commitment to a culture of corporate and individual accountability and responsibility for the highest ethical and business practices.

        This Code of Business Conduct and Ethics also serves as the code for our Chief Executive Officer, our Chief Financial Officer, our Controller and all other financial officers and executives. A copy of the Code of Business Conduct and Ethics is posted on our website at www.cryolife.com/investornew.htm. We also filed the Code of Business Conduct and Ethics with the SEC as an exhibit to our December 31, 2003 annual report on Form 10-K.

Communication with the Board of Directors and Its Committees

        Stockholders may communicate directly with the Board of Directors, the Presiding Director, the non-management Directors as a group, Committee Chairs, Committees and individual Directors by mail. CryoLife’s current policy is to forward all communications to the addressees. Please send all communications in care of Suzanne K. Gabbert, the Corporate Secretary of CryoLife, at CryoLife’s principal executive offices at 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. CryoLife plans to update its website and add the capability of communicating with the Board via email on or about the time of the Annual Meeting. The information will be posted on the website at that time.

Notwithstanding anything to the contrary set forth in any of CryoLife’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other CryoLife filings, including this proxy statement, in whole or in part, the following Reports and Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

        The Board of Directors maintains an Audit Committee comprised of four Directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the New York Stock Exchange (“NYSE”) that governs audit committee composition, including the requirement that audit committee members all be “independent Directors” as that term is defined by Section 303.01(B)(2)(a), and the additional requirements imposed by Section 303.01(B)(3) of the current New York Stock Exchange Listing Standards.

        The Audit Committee oversees CryoLife’s financial processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board and the Audit Committee have adopted a written Audit Committee Charter.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of CryoLife’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including statement on Auditing Standards No. 61. In addition, CryoLife’s independent public accountants provided to the Audit Committee the written disclosures and the letter required by the Independence Standards Board’s Standard No. 1, and the Audit Committee discussed with the independent public accountants that firm’s independence from management and CryoLife.

        The Audit Committee discussed with CryoLife’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of CryoLife’s internal controls and the overall quality of CryoLife’s financial reporting.

        Aggregate fees paid to Deloitte & Touche LLP for the year ended December 31, 2003 were $530,625. See “Independent Public Accountants” at page 33 for further details. The Audit Committee determined that the payments made to its independent auditors for non-audit services for 2003 were consistent with maintaining Deloitte & Touche LLP’s independence. In accordance with its Audit Committee Charter, attached hereto as Appendix A, CryoLife’s Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services.

        In reliance on the reviews and discussions referred to above, the Audit Committee members did not become aware of any misstatement in the audited financial statements and recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also selected Deloitte & Touche LLP as CryoLife’s independent auditors for fiscal 2004.

Audit Committee VIRGINIA C. LACY, CHAIRWOMAN DANIEL J. BEVEVINO JOHN M. COOK RONALD C. ELKINS, M.D.

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

OVERVIEW

        The Compensation Committee of the Board of Directors of CryoLife, Inc. is composed of non-employee Directors and approves the compensation of CryoLife’s executive officers at least annually. The Committee believes the actions of executive officers of CryoLife have a profound impact on the short-term and long-term profitability of CryoLife. Therefore, the Committee gives significant attention to the design of CryoLife’s compensation package.

        CryoLife’s compensation package consists of three parts and is relatively simple in design. The three primary parts are a base salary, a cash bonus and stock-based incentive compensation. No significant perquisites are provided to executive officers.

BASE SALARY

        The Committee believes it is important for executive officers and other employees of CryoLife to receive acceptable salaries so that CryoLife can recruit and retain the talent it needs. For several years, the Committee has obtained a salary survey report entitled the “Radford Salary Survey for U.S. Biotech Companies,” which contains information regarding salaries paid to various biotech executives in the United States. The Committee reviews this salary survey primarily for information regarding salaries, as opposed to bonus and stock incentive information. In setting salaries, the Committee takes into consideration the individual employee’s performance, length of service to CryoLife, and the information provided by the Radford Survey. The Committee seeks to set compensation at levels which are reasonable under the circumstances and near the midrange for U.S. biotech companies. The base salary for each executive officer is set on a subjective basis, bearing in mind an overall impression of that Executive’s relative skills, experience and contribution to CryoLife. The Committee does not attempt to address the relative weight assigned to the various factors, which are evaluated on a subjective overall basis by each individual member of the Committee. Salaries of all executive officers are reviewed annually by the Committee. In accordance with this procedure, the Committee consults with Mr. Anderson, the President and Chief Executive Officer of CryoLife, with respect to all executives except Mr. Anderson, and an appropriate range of base salary, bonus, and stock options is subjectively considered, based upon the range of compensation received by the other executive officers and the requirements of the particular positions to be filled. For 2003, the Compensation Committee did not consider it advisable to make general increases in salaries, although Mr. Lee received an increase based on his performance in 2003. The Chief Executive Officer negotiates with candidates for employment, subject to acceptance and ratification by the Committee, and this negotiated base salary is reflected in each candidate’s employment agreement.

CASH BONUSES

        Cash bonuses are the next component of executive officer compensation. In determining the amount to be paid as bonuses to executive officers, the Compensation Committee ordinarily considers the performance of CryoLife in reaching goals for increased revenues and pre-tax profit as well as the performance of each executive officer. For 2003, the Compensation Committee based its decision as to whether bonuses should be awarded upon its subjective determination that such bonuses were inadvisable given CryoLife’s cash position. No cash bonuses were paid in 2003.

STOCK-BASED INCENTIVES

        Stock-based incentives have been a supplemental component of compensation for CryoLife’s executive officers, and certain other employees, since the formation of CryoLife. CryoLife adopted formal incentive stock option plans in 1984, 1989, 1993, 1998 and 2002, and proposes to adopt new plans at the Annual Meeting. In the past, CryoLife also made grants of non-qualified options under an informal stock option program. A Sub-Committee composed of outside, non-employee Directors, as such terms are defined in Rule 16b-3 under the Exchange Act and regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, approves grants of stock options to executive officers under CryoLife’s option plans and its informal stock option program to the extent that all members of the full Committee do not satisfy the requirements of those regulations. Ms. Lacy and Dr. Van Dyne composed the Sub-Committee through June 2003. Dr. Van Dyne is currently the only member. The vacancy will be filled before the Sub-Committee takes further action.

        Grants made by CryoLife have generally vested at a rate of 20% per year and have had a term of five and one-half years. These options also usually expire upon termination of employment, except in the event of disability or death, in which case the term of the option may continue for some time thereafter.

        The Sub-Committee believes that CryoLife’s stock option program has been effective in focusing attention on stockholder value since the gain to be realized by executive officers upon exercise of options will change as the stock price changes. The Sub-Committee also believes that the long-term nature of the options encourages CryoLife’s executive officers to remain with CryoLife. Finally, the Sub-Committee has found it appropriate to grant options to newly employed executive officers in order to encourage such Officers to identify promptly with CryoLife’s goal of increased stockholder value. The Sub-Committee subjectively determines the number of shares to be granted based on its analysis of the number which would provide an adequate incentive to a new executive officer to accept a position with CryoLife.

        In general, following initial employment, the granting of stock-based incentives to executive officers is considered by the Sub-Committee to be justified when CryoLife’s revenues and earnings, coupled with the individual Executive’s performance, warrant supplemental compensation in addition to the salary and bonus paid with respect to a given year. Each of these factors is weighed subjectively by Sub-Committee members in determining whether or not a stock-based incentive should be granted, and such incentives are not granted routinely. In January 2003, the Sub-Committee granted options to the Chief Executive Officer under the 1998 Long-Term Incentive Plan to purchase up to 45,000 shares. Two newly employed executive officers also received options to acquire 75,000 shares in the aggregate in 2003. No other options were granted to executive officers in 2003. The Committee thinks it unlikely that any participants in CryoLife’s stock plans will, in the foreseeable future, receive in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986 unless certain performance-related compensation exemptions are met) during any fiscal year, other than those individuals with respect to whom the performance-based compensation exemption has been satisfied or severance payments are made.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

        The Committee fixed the 2003 salary of Mr. Steven G. Anderson, Chief Executive Officer of CryoLife, at $600,000. He received no bonus. This reflects the philosophy of the Committee as set forth at “ — Base Salary” and “ — Cash Bonuses” above. In January 2003, Mr. Anderson was granted stock options under the 1998 Long-Term Incentive Plan to purchase 45,000 shares of common stock. The Committee and Sub-Committee believe the compensation of Mr. Anderson, a founder of CryoLife, reflects their subjective opinions that Mr. Anderson has provided superlative leadership and fulfilled the functions of an Executive Officer of CryoLife at the highest level.

CONCLUSION

        The Committee and Sub-Committee believe that the mix of a cash salary and bonuses and a long-term stock incentive compensation program represents a balance that has motivated and will continue to motivate CryoLife’s management team to produce the best results possible given overall economic conditions and the difficulty of predicting CryoLife’s performance in the short term.

COMPENSATION COMMITTEE: RONALD C. ELKINS, M.D., CHAIRMAN JOHN M. COOK RONALD D. MCCALL BRUCE J. VAN DYNE, M.D. COMPENSATION SUB-COMMITTEE: BRUCE J. VAN DYNE, M.D.

PERFORMANCE GRAPH

        Set forth below is a line-graph presentation comparing the cumulative stockholder return on CryoLife’s common stock, on an indexed basis, against cumulative total returns of the Russell 2000 Index, and a “peer group” selected by management of CryoLife. The peer group selected for inclusion in this proxy statement includes Osteotech, Inc., Closure Medical Corp. and LifeCell Corporation. Each of these companies has securities traded on the Nasdaq Stock Market. Osteotech was selected because it had been utilized as a basis for comparison with CryoLife in reports by analysts for each of the two co-managers of CryoLife’s initial public offering. Management selected LifeCell to be included in the peer group based on the fact that LifeCell, a developer of tissue engineered products, is also a biomedical company, and selected Closure Medical based on the fact that Closure Medical markets tissue adhesive products. In prior years, CryoLife included Advanced Tissue Sciences, Inc. in the peer group. Advanced Tissue has been omitted this year because it is being liquidated under a bankruptcy court order and no longer operates in the industry. The returns for the peer group are weighted according to each issuer’s market capitalization. The performance graph shows total return on investment for the period beginning December 31, 1998 and ending December 31, 2003.

[GRAPH OMITTED]

VALUE OF $100 INVESTED ON DECEMBER 31, 1998 AT:

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
CRYOLIFE	$ 100.00	$ 98.95	$ 381.92	$ 378.76	$ 86.23	$ 72.97
PEER GROUP	$ 100.00	$ 47.51	$ 65.02	$ 47.69	$ 30.21	$ 74.57
RUSSELL 2000 INDEX	$ 100.00	$ 119.59	$ 114.43	$ 115.60	$ 90.65	$ 131.78

        Total return assumes reinvestment of dividends.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid or accrued by CryoLife to CryoLife’s Chief Executive Officer and the four other most highly paid executive officers of CryoLife for 2003 (the “Named Executives”). The information presented is for the three year period ended December 31, 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long -Term Compensation
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Securities Underlying Options/SARs (#) (2)	All Other Compensation ($) (3)
Steven G. Anderson	2003	$600,000	$ --	45,000	$ 2,250
Chairman of the Board of	2002	600,000	300,000	50,000	29,974
Directors, President and Chief	2001	600,000	300,000	10,000	47,662
Executive Officer

David Ashley Lee	2003	261,333	--	--	2,835
Vice President, Chief Financial	2002	220,000	120,000	62,500	5,000
Officer and Treasurer	2001	182,000	80,000	22,500	4,250

Kirby S. Black, Ph.D	2003	253,000	--	--	2,000
Senior Vice President, Research	2002	225,000	120,000	48,276	20,975
and Development	2001	203,000	80,000	9,224	4,250

Albert E. Heacox, Ph.D	2003	253,000	--	--	2,837
Senior Vice President,	2002	225,000	120,000	24,800	16,194
Laboratory Operations	2001	200,000	80,000	10,000	19,807

James C. Vander Wyk, Ph.D	2003	240,000	--	--	5,000
Vice President, Product Integrity	2002	240,000	60,000	25,000	20,975
	2001	203,000	80,000	317	16,659

_________________

(1)	Includes base salary earned by the Named Executives for the periods presented and includes compensation deferred under CryoLife’s 401(K) plan, and amounts such officers elected to apply to CryoLife’s supplemental life insurance program. Amounts for perquisites and other personal benefits extended to the Named Executives are less than the lesser of $50,000 or 10% of the total of annual salary and bonus of such Named Executive. Accordingly, the column for “Other Annual Compensation” has been omitted.
(2)	During the periods presented, the only form of long-term compensation utilized by CryoLife has been the grant of stock options. CryoLife has not awarded restricted stock or stock appreciation rights, or made any long-term incentive payouts. Accordingly, the columns for “Restricted Stock Award(s)” and “Long-Term Incentive Payouts” have been omitted.
(3)	Since the inception of CryoLife’s 401(K) plan, CryoLife has made matching contributions to the plan subject to certain limitations and vesting requirements. In 1992, CryoLife adopted its supplemental life insurance program for certain executive officers.

        The following table sets forth, for each of the Named Executives, the amount of CryoLife’s contributions to the 401(K) plan and the supplemental life insurance program:

	2003			2002			2001
	Total	401(K) Contribution	Supplemental Life Insurance Program	Total	401(K) Contribution	Supplemental Life Insurance Program	Total	401(K) Contribution	Supplemental Life Insurance Program
Steven G. Anderson	$2,250	$2,250	--	$29,974	$5,000	$24,974	$47,662	$4,250	$43,412
David Ashley Lee	2,835	2,835	--	5,000	5,000	--	4,250	4,250	--
Kirby S. Black, Ph.D	2,000	2,000	--	20,975	5,000	15,975	4,250	4,250	--
Albert E. Heacox, Ph.D .	2,837	2,837	--	16,194	5,000	11,194	19,807	4,250	15,557
James C. Vander Wyk, Ph.D	5,000	5,000	--	20,975	5,000	15,975	16,659	4,250	12,409

        Grant of Options. During 2003, an option was granted to Steven G. Anderson. No other Named Executive was granted options. No stock appreciation rights (SARs) have been granted by CryoLife. The following table sets forth information regarding the option grant in 2003:

OPTION/SAR GRANTS IN LAST FISCAL YEAR (2003)

					Potential Realizable Value at Assumed Annual Rates of Appreciation for Option Term
Name	Number of Securities Underlying Options/SARs Granted(#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/Sh)(1)	Expiration Date(2)	5%($)	10%($)
Steven G. Anderson	45,000	12%	$ 4.77	7-24-08	$66,120	$148,027

_________________

(1)	The exercise price was fixed as the mean of the high and low price on the date of grant.
(2)	Options are subject to earlier termination in the event of death, disability, retirement, or termination of employment.

        Options Exercised. The following table sets forth information regarding the exercise of options in 2003 and the number of options held by the Named Executives as listed in the Summary Compensation Table, including the value of unexercised in-the-money options, as of December 31, 2003. The closing price of CryoLife’s common stock on December 31, 2003 used to calculate such values was $5.78 per share.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR (2003)
AND FISCAL YEAR-END OPTION/SAR VALUES (AS OF DECEMBER 31, 2003)

			Number Of Securities Underlying Unexercised Options/SARs At Year End (#)		Value Of Unexercised In-The-Money Options/SARs At Year End ($)
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven G. Anderson	--	--	44,387	178,363	$21,480	$131,145
David Ashley Lee	6,967	$10,102	45,974	86,526	$44,750	$179,000
Kirby S. Black, Ph.D	--	--	26,508	53,492	$28,640	$114,560
Albert E. Heacox, Ph.D ..	--	--	17,820	31,880	$17,793	$ 71,170
James C. Vander Wyk, Ph.D	--	--	24,918	40,082	$17,900	$ 71,600

        2002 Stock Incentive Plan. On March 7, 2002, the Board of Directors adopted the 2002 Stock Incentive Plan, which was subsequently approved by stockholders. Options may be granted under the 2002 Stock Incentive Plan to employees, officers or Directors of CryoLife and consultants and advisers to CryoLife and its subsidiaries. Unless sooner terminated by the Board, the 2002 Stock Incentive Plan terminates in March 2012. CryoLife’s 2002 Stock Incentive Plan provides for the grant of options (“Options”), stock appreciation rights (“SARs”) and stock units, performance shares and restricted stock awards (collectively referred to as “Stock Awards”). Options, SARs and Stock Awards are collectively referred to herein as “Awards.” Awards may be granted under the 2002 Stock Incentive Plan to acquire up to a maximum of 974,000 shares of common stock. In addition, the following limitations are imposed under the 2002 Stock Incentive Plan: (i) a maximum of 974,000 shares may be issued pursuant to Options intended to be Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) a maximum of 100,000 shares may be issued under Options and SARs to any one individual during any consecutive twelve-month period, (iii) a maximum of 100,000 shares in the aggregate may be subject to Stock Awards, and (iv) a maximum payment under Stock Awards of $400,000 may be made to any one individual for any performance goals established for any performance period (including the fair market value of stock subject to Awards denominated in shares). As of March 31, 2004, options for 889,350 shares were outstanding options for 47,700 shares had been exercised and options for 38,183 shares remain available for grant pursuant to the 2002 Stock Incentive Plan.

        1998 Long-Term Incentive Plan. On December 19, 1997, the Board of Directors adopted the CryoLife 1998 Long-Term Incentive Plan, which was subsequently approved by stockholders. As amended in 2000, the 1998 Long-Term Incentive Plan provides for the grant of options, stock appreciation rights and other awards to acquire up to a maximum of 900,000 shares of common stock, subject to certain adjustments. As of March 31, 2004, options for 768,241 shares were outstanding options for 69,875 shares had been exercised and options for 71,240 shares remain available for grant pursuant to the 1998 Long-Term Incentive Plan.

        1993 Employee Stock Incentive Plan. On July 6, 1993, the Board of Directors adopted the CryoLife 1993 Employee Stock Incentive Plan, which was subsequently approved by stockholders. As of March 31, 2004, options for 235,000 shares were outstanding options for 785,854 shares had been exercised and no options for shares remain available for grant pursuant to the 1993 Employee Stock Incentive Plan.

        CryoLife Amended and Restated Non-Employee Directors Stock Option Plan. The CryoLife Amended and Restated Non-Employee Directors Stock Option Plan, which has now expired, provided for the grant of options to non-employee Directors of CryoLife. At each Annual Meeting of Stockholders, each non-employee Director elected, re-elected or continuing as a non-employee Director of CryoLife received an annual grant of options to purchase 7,500 shares on the first business day after such Annual Meeting, which options vested and became exercisable on the date of grant. Options granted under this plan are not transferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the optionee may transfer the option for no consideration to or for the benefit of a member of the optionee’s immediate family (including, without limitation, to a trust or IRA) subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions that were applicable to such option prior to the transfer. Upon the death of a non-employee Director, options that were exercisable on the date of death are exercisable by his or her legal representatives or heirs, but in no event may the option be exercised after the last day on which it could have been exercised by the non-employee Director. As of March 31, 2004, options for 165,000 shares were outstanding options for 7,500 shares had been exercised and no options for shares remain available for grant pursuant to the Amended and Restated Non-Employee Directors Stock Option Plan.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2003 with respect to shares of CryoLife common stock that may be issued under existing equity compensation plans. Amounts shown exclude the two plans submitted for approval at the Annual Meeting. CryoLife’s Board of Directors in the past has awarded grants of options to executive officers and employees on a case-by-case basis when sufficient shares were not available under equity compensation plans approved by stockholders. CryoLife does not intend to continue this practice except to the extent that shares are otherwise unavailable under stockholder-approved plans and the grants are permitted by applicable NYSE rules.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plans Approved by Stockholders	2,086,111	$ 10.55	87,590

Plans Not Approved by Stockholders	437,134	15.96	0

Total	2,523,245	$ 11.48	87,590

        Employment Agreements. In September 2002, CryoLife entered into employment agreements with each of the Named Executives. These employment agreements are substantially identical except for the length of employment and position-specific terms, such as duties of employment and compensation, and except as otherwise disclosed below. Under Messrs. Anderson, Lee, Vander Wyk, and Heacox’s employment agreements, CryoLife has agreed to employ, and each officer has agreed to remain employed by CryoLife, for two years after the effective date of the employment agreement. Under Dr. Black’s employment agreement, CryoLife has agreed to employ, and he has agreed to remain employed by CryoLife, for one year after the effective date of the employment agreement. Each of these employment agreements has been automatically extended for an additional year. These employment agreements provide that employment may be terminated by either party with or without cause. Each officer may terminate his employment for good reason, which includes, among other things, termination by the officer for any reason, at least 90, but not more than 120, days following a Change of Control (as defined in the employment agreements) or during the 30-day period immediately following the first anniversary of a Change of Control. The current annual salaries for Messrs. Lee, Black, Heacox and Vander Wyk are $293,000, $253,000, $253,000, and $240,000, respectively.

        Under the employment agreements, upon termination by the employee for good reason or termination by the Company other than for cause, death or disability, CryoLife will pay an agreed-upon severance payment. The severance payments are $330,000, $337,500, $337,500 and $360,000 for Messrs. Lee, Black, Heacox and Vander Wyk, respectively. Upon termination by the Company for cause or by the employee for any reason other than for good reason, the employment agreements will terminate, and CryoLife will not be obligated to pay any severance amount. The employment agreements automatically terminate upon death. Each employee is required to devote his full and exclusive time and attention to his employment duties. Under the employment agreements, CryoLife has agreed to require any successor to all or substantially all of the business and/or assets of CryoLife to assume the employment agreements.

        Mr. Anderson’s agreement provides that Ms. Ann B. Anderson, the spouse of Mr. Anderson, will be provided with health care coverage throughout her life, regardless of whether the agreement is terminated. This provision is consistent with the terms of Mr. Anderson’s employment agreements negotiated in 1995 and in 1999. In the event CryoLife terminates employment other than for cause, death or disability or Mr. Anderson terminates employment for good reason, then Mr. Anderson will be entitled to be paid $900,000 as severance compensation. If Mr. Anderson’s employment is terminated by reason of his death, Mr. Anderson’s legal representatives receive one year’s salary. The annual salary for Mr. Anderson is $600,000.

        Compensation Committee Interlocks and Insider Participation. The following three Directors served on the Compensation Committee of CryoLife’s Board of Directors through June 19, 2003: Mr. McCall, Ms. Lacy, and Dr. Van Dyne. At the 2003 Annual Meeting, the following Directors were appointed to serve on the Compensation Committee: Dr. Elkins, Chairman, Mr. Cook, Mr. McCall and Dr. Van Dyne. Mr. Ackerman was added to the Compensation Committee in December 2003. Mr. McCall was the Secretary and Treasurer of CryoLife from 1984 until 2002. Ronald D. McCall, P.A., a law firm of which Mr. McCall is the sole stockholder, has provided legal services to CryoLife. For the year ended December 31, 2003, CryoLife paid that firm approximately $96,730 for such legal services, excluding expense reimbursements of $3,859. Management believes that these services were provided on terms no less favorable to CryoLife than terms available from unrelated parties for comparable services. Mr. McCall will not provide these services in 2004 except to the extent pre-approved by the Audit Committee. No such pre-approval is currently anticipated.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires CryoLife’s executive officers and Directors and persons who beneficially own more than 10% of CryoLife’s stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish CryoLife with copies of all Section 16(a) forms they file.

        Based solely on its review of copies of forms received by it pursuant to Section 16(a) of the Securities Exchange Act of 1934 or written representations from reporting persons, CryoLife believes that with respect to 2003, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with, with the exception of (i) the filing of a Form 3 by Mr. Joseph T. Schepers, the filing of which was delayed by one day pending receipt of his Edgar access codes, and (ii) the filing of an amended Form 5 in September 2003 by Mr. Anderson reporting four private purchases from family members and one gift to a family member.

Certain Transactions

        CryoLife employs Mr. Anderson’s son, Bruce G. Anderson, 38, as Director of Cardiovascular Field Services in the Marketing Department. He has held various positions within the Company since 1994. His compensation during 2003, including commissions, was $212,651.

        Massachusetts Financial Services Company, a registered investment adviser, is the beneficial owner of more than five percent of CryoLife’s outstanding shares due to its discretionary voting and dispositive control over those shares, which are owned of record by several trusts. In January 2004 the trusts acquired 190,000 shares of CryoLife’s common stock in a private placement for an aggregate purchase price of $1,187,500.

PROPOSAL TO APPROVE THE
CRYOLIFE, INC.
2004 EMPLOYEE STOCK INCENTIVE PLAN

        On February 24, 2004, the Board of Directors, subject to the approval of stockholders, adopted the 2004 Employee Stock Incentive Plan (the “2004 Plan”). The 2004 Plan shall be effective as of the date of such approval of stockholders (“Effective Date”). A copy of the 2004 Plan is attached hereto as Appendix B. CryoLife is seeking stockholder approval of the 2004 Plan in order to comply with the applicable NYSE rules and to preserve the ability to grant incentive stock options pursuant to the Internal Revenue Code of 1986, as amended (the “Code”).

        Options and other stock awards may be granted under the 2004 Plan to employees of CryoLife and certain subsidiaries. CryoLife estimates that, as of the date of this proxy statement, approximately 325 employees (including officers) are eligible to participate in the 2004 Plan. The following discussion summarizes the 2004 Plan.

Shares Reserved for the Plan

        CryoLife’s 2004 Plan provides for the grant of options (“Options”), stock appreciation rights (“SARs”) and stock units, performance shares, restricted stock awards and restricted stock unit awards (collectively referred to as “Other Stock Awards”). Options, SARs and Other Stock Awards are collectively referred to herein as “Awards.” The maximum number of shares of stock that may be awarded under the 2004 Plan shall be equal to the sum of: (i) 2,000,000 shares of stock; and (ii) up to 100,000 shares of stock tendered in connection with the exercise of Options granted under either the 2004 Plan, the 2002 Stock Incentive Plan, the 1998 Long-Term Incentive Plan, or the 1994 Employee Stock Incentive Plan resulting in a maximum (the “Plan Maximum”) of 2,100,000 shares of common stock that may be granted under the 2004 Plan. In addition, the following provisions are imposed under the 2004 Plan: (i) a maximum of 2,000,000 shares issued under Options intended to be Incentive Stock Options (“ISOs”) under Section 422 of the Code, (ii) a maximum of 400,000 shares may be issued under Options and SARs to any one individual during any consecutive twelve-month period, (iii) a maximum of 2,000,000 shares in the aggregate may be subject to Stock Awards, and (iv) no more than 2,000,000 shares may be subject to Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)). These maximums are subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares or other changes in the outstanding common stock (“Corporate Transactions”). Any such adjustment will be made by the Committee (as defined below). The Plan Maximum shall not be reduced for shares subject to plans assumed by CryoLife in an acquisition of an interest in another company. Shares subject to Awards that are forfeited or canceled shall again be available for new Awards under the 2004 Plan. Shares issued under the 2004 Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares purchased on the open market or privately.

        The 2004 Plan permits the grant of ISOs and non-qualified stock options (“NQOs”). The Compensation Committee will determine the terms and conditions of Options granted under the 2004 Plan, including the exercise price (“Exercise Price”), which may not be less than the fair market value of CryoLife’s common stock on the date of grant, all subject to certain limitations provided under the 2004 Plan.

        Awards may be settled through cash payments, the delivery of shares of common stock, the granting of replacement Awards, or a combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred common stock equivalents.

Purpose of Plan

        CryoLife desires to (i) attract and retain persons eligible to participate in the 2004 Plan (“Participants”); (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of CryoLife’s other stockholders through compensation that is based on CryoLife’s common stock, and thereby promote the long-term financial interest of CryoLife and its subsidiaries, including the growth in value of CryoLife’s equity and enhancement of long-term stockholder return. The 2004 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Administration of the Plan

        The 2004 Plan will be administered by the Compensation Committee appointed by the Board of Directors of CryoLife except that the Compensation Sub-Committee will administer the Plan to the extent that it relates to option grants to executive officers (collectively referred to as the “Committee”). The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are non-employee Directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and are outside Directors within the meaning of Code Section 162(m). Subject to the terms of the 2004 Plan, in administering the 2004 Plan and the Awards granted under the 2004 Plan, the Committee will have the authority to:

o	Determine the employees of CryoLife and its subsidiaries to whom Awards may be granted and the types of Awards;

o	Determine the time or times at which Awards may be granted;

o	Determine the Option price for shares subject to each Option and establish the terms, conditions, performance criteria, restrictions and other provisions of each Award;

o	Determine the extent to which Awards will be structured to conform to Section 162(m) of the Code;

o	Establish terms and conditions of Awards to conform to requirements of jurisdictions outside the United States;

o	Waive or otherwise modify any vesting or other restrictions contained in Awards;

o	Amend, without stockholder approval, any outstanding Award to provide additional rights and benefits permitted by the 2004 Plan, including extending the term of the Award (up to a maximum of ten years); and

o	Interpret the 2004 Plan and prescribe and rescind rules and regulations, if any, relating to and consistent with the 2004 Plan.

        Through June 19, 2003, the Committee consisted of Mr. McCall, Chairman, Ms. Lacy, and Dr. Van Dyne. The 2003 Compensation Sub-Committee members were Ms. Lacy and Dr. Van Dyne. At the 2003 Annual Meeting the following Directors were elected to serve on the Committee: Dr. Elkins, Chairman, Mr. Cook, Mr. McCall and Dr. Van Dyne. In February 2004, the Committee was changed to add Mr. Ackerman. The terms of the Compensation Committee members expire at the 2004 Annual Meeting of the Stockholders. They are all candidates for reelection.

Amendment of the Plan

        The 2004 Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without stockholder approval:

o	Any increase in the number of shares that may be issued under the 2004 Plan (except by certain adjustments provided for under the 2004 Plan);

o	Any change in the class of person eligible to receive Awards under the 2004 Plan;

o	Any change in the 2004 Plan requirements regarding the Exercise Price (relating to fair market value); or

o	Any other 2004 Plan amendment that would require stockholder approval under applicable law, regulation or rule.

        Options may not be granted under the 2004 Plan after the date of termination of the 2004 Plan, which has a ten year duration, but Options granted prior to that date shall continue to be exercisable according to their terms.

Option Repricing

        The Committee may not, without first obtaining stockholder approval, “reprice” outstanding Options or SARs as such term is used by the SEC or NYSE or otherwise lower their exercise or base prices.

Eligibility for Participation

        Each employee of CryoLife or any of its subsidiaries is eligible to participate in the 2004 Plan.

        Nothing contained in the 2004 Plan or in any Option agreement may confer upon any person any right to continue as an employee of CryoLife or its subsidiaries, or limit in any way any right of stockholders or of the Board, as applicable, to remove such person.

New Plan Benefits

        No Awards have been granted under the 2004 Plan. No determination has been made by the Board or the Committee regarding the number of Awards to be granted to any executive officer, executive officers as a group, or non-executive employees. It is impossible to determine the benefits that will be paid to any individuals pursuant to the 2004 Plan should it be approved by CryoLife’s stockholders. For informational purposes only, the following table sets forth the options granted in 2003 to the specified individuals and groups:

Name and Position

Steven G. Anderson (1) Chairman of the Board, President and Chief Executive Officer	45,000

Executive Officer Group	120,000

Non-Executive Officer Director Group	40,925

All Employees excluding Executive Officer Group	258,300

(1)     No other Named Executive received an option in 2003.

Exercise Price and Vesting

        The exercise price per share for each Option or SAR shall be at whatever price is approved by the Committee but shall not be less than 100% of the fair market value per share of common stock on the grant date. The “fair market value” shall be the closing sale price of CryoLife’s common stock on the New York Stock Exchange on the grant date. The Committee shall determine the terms of vesting of Awards, including Options and SARs.

Adjustments to Exercise Price and Number of Shares; Change of Control

        Corporate Transactions. In the event of a Corporate Transaction, the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the 2004 Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

        In general, if CryoLife is merged into or consolidated with another corporation, whether or not CryoLife is the surviving corporation, or if CryoLife is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while Options or Awards are outstanding under the 2004 Plan:

o	After the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option or other Award shall be entitled, upon exercise of that Option or Award or in place of it, as the case may be, to receive, at the option of the Committee and in lieu of shares of common stock, (i) the number and class or classes of shares of common stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of common stock equal to the number of shares of common stock as to which that Option may be exercised or are subject to the Award or (ii) shares of common stock the company that is the surviving corporation as of the date of payment as determined by the Committee in its sole discretion, equal to the value of the shares of stock or other securities or property otherwise payable per (i) above;

o	If Options or other Awards have not already become exercisable pursuant to the change in control provisions of the 2004 Plan, the Board of Directors may waive any limitations set forth in or imposed pursuant to this Plan so that all Options or other Awards, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and

o	All outstanding Options or SARs may be cancelled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition provided that any optionee or SAR holder shall have the right immediately prior to such event to exercise his or her Option or SAR to the extent such optionee or holder is otherwise able to do so in accordance with the 2004 Plan or his or her individual Option or SAR agreement; provided, further, that any such cancellation shall be contingent upon the payment to the affected Participants of an amount equal to (i) in the case of any out-of-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the value of such Option or SAR, as determined by the Committee or the Board of Directors, as applicable, in its sole discretion, and (ii) in the case of an in-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the excess of the value of the per-share amount of consideration paid pursuant to the merger, consolidation, liquidation, sale or other disposition, as the case may be, giving rise to such cancellation, over the exercise price of such Option or SAR multiplied by the number of shares of Stock subject to the Option or SAR.

        Change in Control. Subject to the provisions of the 2004 Plan relating to the adjustment of shares, and except as otherwise provided in the 2004 Plan or the Award agreement reflecting the applicable Award, upon the occurrence of a Change in Control as defined below:

o	All outstanding Options held (regardless of whether in tandem with SARs) shall become fully exercisable,

o	All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable, and

o	All Other Stock Awards held shall become fully vested.

        The term “Change in Control” means a change in the beneficial ownership of CryoLife’s voting stock or a change in the composition of the Board which occurs as follows:

o	Any “person,” including a “syndication” or “group” as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of CryoLife representing 20% or more of the combined voting power of CryoLife’s then outstanding “Voting Securities,” which is any security that ordinarily possesses the power to vote in the election of the Board of Directors of a corporation without the happening of any precondition or contingency;

o	CryoLife is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation less than 80% of the outstanding Voting Securities of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the stockholders of CryoLife in their capacities as such immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the stockholders of CryoLife entitled to vote on such merger or consolidation, the stockholders of CryoLife as of such record date;

o	If at any time the following do not constitute a majority of the Board of Directors of CryoLife (or any successor entity referred to above): Persons who, prior to their election as a Director of CryoLife (or successor entity if applicable) were nominated, recommended or endorsed by a formal resolution of the Board of Directors of CryoLife or the Nominating and Corporate Governance Committee thereof; or

o	CryoLife transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of CryoLife.

Duration and Termination of 2004 Plan and Options

        The 2004 Plan shall have a duration of ten years from the date it is approved by stockholders; provided that in the event of 2004 Plan termination, the 2004 Plan shall remain in effect as long as any Awards under it are outstanding; provided, further, however, that no Award may be granted under the 2004 Plan on a date that is more than ten years from the date the 2004 Plan is approved by stockholders.

        Each Option expires on the expiration date specified by the Committee; provided, however, that the expiration date with respect to any Option shall not be later than the earliest to occur of: (a) the ten-year anniversary of the date on which the Option is granted.

Means of Exercise of Options

        An Option or a SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. The payment of the exercise price of an Option granted under the 2004 Plan shall be subject to the following:

o	The full exercise price for shares of common stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described below, payment may be made as soon as practicable after the exercise).

o	The exercise price shall be payable in cash or by tendering (by actual delivery of shares) shares of common stock that are acceptable to the Committee that have been held for at least six months by the Participant (with such shares valued at fair market value as of the day of tender), or in any combination of cash or shares, as determined by the Committee.

o	To the extent permitted by applicable law, a Participant may elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of common stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to CryoLife a sufficient portion of the sale proceeds to pay the entire exercise price.

Non-Transferability of Awards

        Except as provided by the Committee, no Award is transferable except by will or by the laws of descent and distribution. Shares subject to Awards granted under the 2004 Plan that have lapsed or terminated may again be subject to Awards granted under the 2004 Plan.

Restrictions on Stock Awards

        Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures designated by the Committee. The performance measures that may be used by the Committee for such Awards shall be measured by revenues, income or such other criteria as the Committee may specify.

        The Committee may designate whether any Stock Awards being granted to any Participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any Stock Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures. The performance measures that may be used by the Committee for such Stock Awards shall be based on any one or more of the following, as selected by the Committee: return on capital or increase in pretax earnings of CryoLife and/or one or more divisions and/or subsidiaries, return on stockholders’ equity of CryoLife, increase in earnings per share of CryoLife, sales of CryoLife and/or one or more divisions and/or subsidiaries, pretax earnings of CryoLife and/or one or more divisions and/or subsidiaries, net earnings of CryoLife and/or one or more divisions and/or subsidiaries, control of operating and/or non-operating expenses of CryoLife and/or one or more divisions and/or subsidiaries, margins of CryoLife and/or one or more divisions and/or subsidiaries, market price of CryoLife’s securities and, solely for a Stock Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, other factors directly tied to the performance of CryoLife and/or one or more divisions and/or subsidiaries or other performance criteria. For Stock Awards intended to be “performance-based compensation,” the grant of the Awards and the establishment of the performance measures shall be made during the period required under Code Section 162(m).

Federal Tax Consequences

        The following discussion addresses certain anticipated federal income tax consequences to recipients of awards made under the 2004 Plan and to CryoLife. It is based on the Code and interpretations thereof as in effect on the date of this proxy statement. It is not intended as tax advice to any individual.

Summary of Current Federal Income Tax Rates for Individuals

        As a result of changes made by the Job and Growth Tax Relief Reconciliation Act of 2003 (the “2003 Tax Act”), for tax years 2003 through 2010, ordinary income of individuals, such as compensation income, will be taxed at a top marginal rate of 35%. In addition, for capital assets sold on or after May 6, 2003 and before 2009, the maximum long-term capital gains rate for individuals will be 15%. The 2003 Tax Act also reduces to 15% the maximum federal income tax rate for qualifying dividends received by individuals for tax years 2003 through 2008.

Options

        Grant of Options. There will be no federal income tax consequences to the grantee of an Option or CryoLife upon the grant of either an ISO or an NQO under the 2004 Plan.

        Exercise of NQOs. Upon the exercise of an NQO, the grantee generally will recognize ordinary compensation income, subject to withholding and employment taxes, in an amount equal to: (a) the fair market value, on the date of exercise, of the acquired shares of Common Stock, less (b) the exercise price paid for those shares. Subject to Sections 162(m) and 280G of the Code (as discussed below) and CryoLife satisfying applicable reporting requirements, CryoLife will be entitled to a tax deduction in the same amount. Gains or losses recognized by the grantee upon a subsequent disposition of the shares will be treated as long-term capital gain or loss if the shares are held for more than a year from the date of exercise. Such gains or losses will be short-term gains or losses if the shares are held for one year or less. For purposes of computing gain or loss, the grantee’s basis in the shares received will be the exercise price paid for the shares plus the amount of income, if any, recognized upon exercise of the Option.

        Exercise of ISOs. Upon the exercise of an ISO, the grantee will recognize no immediate taxable income for regular income tax purposes, provided the grantee was continuously employed by CryoLife or a subsidiary from the date of grant through the date which is three months prior to the date of exercise (or through the date which is one year prior to the exercise date in the case of total disability).

        The exercise of an ISO will, however, result in an adjustment for alternative minimum tax purposes in an amount equal to the excess of the fair market value of the shares at exercise over the exercise price. That adjustment may result in alternative minimum tax liability to the grantee upon the exercise of the ISO. Subject to certain limitations, alternative minimum tax paid in one year may be carried forward and credited against regular federal income tax liability for subsequent years. If the grantee retains the shares acquired upon the exercise of the ISO for more than two years from the date of grant and one year from the date of exercise, any gain on a later sale of the shares will be treated as long-term capital gain, and CryoLife will not be entitled to any tax deduction with respect to the ISO.

        If the grantee disposes of the shares of Common Stock received upon the exercise of an ISO before the expiration of the two-year and one-year holding periods discussed above, a “Disqualifying Disposition” occurs, and the grantee will have ordinary compensation income, and CryoLife will have a corresponding deduction, at the time of such disposition. The amount of ordinary income and deduction generally will be equal to the lesser of: (a) the fair market value of the shares of Common Stock on the date of exercise minus the exercise price; or (b) the amount realized upon disposition of the Common Stock minus the exercise price. If the amount realized on disposition exceeds the value of the shares on the date of exercise, that additional amount will be taxable as capital gain. To be entitled to a deduction as a result of a Disqualifying Disposition, CryoLife must satisfy applicable reporting requirements. In addition, for Disqualifying Dispositions by certain executive officers, CryoLife’s deduction is subject to the limits of Sections 162(m) and 280G of the Code.

Stock Appreciation Rights

        There will be no federal income tax consequences to either the grantee or CryoLife upon the grant of an SAR. However, the grantee generally will recognize ordinary compensation income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of any shares of Common Stock received upon exercise. Subject to Sections 162(m) and 280G of the Code and CryoLife satisfying applicable reporting requirements, CryoLife will be entitled to a deduction equal to the amount included in the grantee’s taxable income as a result of the exercise of the SAR. Any shares of Common Stock received by the grantee upon exercise of an SAR will have a tax basis equal to their fair market value on the date of exercise. Upon a subsequent sale of those shares, any gain or loss realized will be capital gain or loss, long-term or short-term, depending upon whether the shares were held for more than one year from the date of exercise.

Restricted Shares

        Unless a grantee who receives an Award of Restricted Stock makes an election under Section 83(b) of the Code as described below, there will be no federal income tax consequences to either the grantee or CryoLife upon the grant of the Restricted Shares until expiration of the restricted period and the satisfaction of any Performance Goals or other conditions applicable to the Restricted Shares. At that time, the grantee generally will recognize ordinary income equal to the then fair market value of the shares of Common Stock and, subject to Sections 162(m) and 280G of the Code and CryoLife satisfying applicable reporting requirements, CryoLife will be entitled to a corresponding deduction. In general, any dividends paid to the grantee while the restrictions or other conditions applicable to the Restricted Shares apply will be taxable compensation income to the grantee, and CryoLife will be entitled to a corresponding deduction with respect to such dividends, subject to Sections 162(m) and 280G of the Code.

        If the grantee makes an election under Section 83(b) of the Code with respect to the Restricted Shares (a “Section 83(b) Election”), the grantee will recognize ordinary income equal to the fair market value of the Restricted Shares as of the date of grant and CryoLife generally will be entitled to a corresponding deduction subject to Section 162(m) of the Code. In addition, cash dividends paid to the grantee would be taxable at a current maximum rate of 15% applicable to dividend income. CryoLife would not be entitled to a deduction with respect to any dividends paid to the grantee if a Section 83(b) Election is made with respect to the Restricted Shares.

        Upon a subsequent sale of Restricted Shares, any gain or loss realized by the grantee will be capital gain or loss, long-term or short-term, depending upon whether the Restricted Shares were held for more than one year from the date of grant if a Section 83(b) Election is made or, if no Section 83(b) Election is made, more than one year from the date of vesting. The basis of the Restricted Shares sold for purposes of calculating gain or loss will be the fair market value of those shares at the time of grant if a Section 83(b) Election is made or at the time of vesting if a Section 83(b) Election is not made.

Stock Units

        There will be no federal income tax consequences to the grantee or CryoLife upon the grant of Stock Units. Grantees generally will recognize ordinary income, taxable as compensation, at the time payment for the Stock Units is received in an amount equal to the aggregate amount of cash and the fair market value of any shares of Common Stock received. Subject to Sections 162(m) and 280G of the Code and CryoLife satisfying applicable reporting requirements, CryoLife will be entitled to a deduction equal to the amount included in the grantee’s income at that time.

Section 162(m) Limitation

        In general, Section 162(m) of the Code limits to $1 million the federal income tax deductions that may be claimed in any tax year of CryoLife with respect to compensation payable to any employee who is chief executive officer or one of the other four highest paid executive officers of CryoLife on the last day of that tax year. This limit does not apply to certain performance-based compensation paid under a plan that meets the requirements of Section 162(m) the Code and the regulations promulgated thereunder. CryoLife believes that the Options and SARs to be granted under the 2004 Plan will qualify for the performance-based compensation exception to the Section 162(m) limitations because the compensation is based solely on an increase in value of the stock after the date of the Award. Deductions attributable to Restricted Shares and Stock Units may also qualify for this exception provided the compensation is contingent on attaining one or more Performance Goals. However, the Committee has the ability to grant Restricted Shares and Stock Units that do not qualify for this exception.

Golden Parachute Tax and Section 280G of the Code

        If an Award is accelerated as a result of a Change in Control, all or a portion of the value of the Award at that time may be a “parachute payment” under Section 280G of the Code for certain employees and other individuals who perform services for CryoLife. Section 280G generally provides that if parachute payments equal or exceed three times an Award holder’s average W-2 compensation for the five tax years preceding the year of the Change in Control, CryoLife will not be permitted to claim its deduction with respect to any “excess parachute payments” made to the individual. An “excess parachute payment” generally is the portion of a parachute payment that exceeds such individual’s historical average compensation. Section 280G of the Code generally applies to employees or other individuals who perform services for CryoLife if, within the 12-month period preceding the Change in Control, the individual is an officer of CryoLife, a shareholder owning more than 1% of the stock of CryoLife, or a member of the group consisting of the lesser of the highest paid 1% of the employees of CryoLife or the highest paid 250 employees of CryoLife. A recipient of an excess parachute payment is subject to a 20% excise tax on such excess parachute payment under Section 4999 of the Code.

        The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of Awards under the 2004 Plan. We have not undertaken to discuss the tax treatment of Awards under the Plan in connection with a merger, consolidation or similar transaction. Such treatment will depend on the terms of the transaction and the method of dealing with the Awards in connection therewith.

Tax Withholding

        Whenever CryoLife proposes, or is required, to distribute shares under the 2004 Plan, CryoLife may require the recipient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, CryoLife may permit such withholding obligation to be satisfied through cash payment by the Participant, but only to the extent of the minimum amount required to be withheld under applicable law.

Unfunded Status of the 2004 Plan

        The 2004 Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by CryoLife, nothing contained in the 2004 Plan shall give any such Participant or optionee any rights that are greater than those of a general creditor of CryoLife.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR”

THIS PROPOSAL

PROPOSAL TO APPROVE THE
CRYOLIFE, INC.
2004 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

        On February 24, 2004, the Board of Directors, subject to the approval of stockholders, adopted the 2004 Non-Employee Directors Stock Option Plan (the “Directors Plan”). The purpose of the Directors Plan is to make available shares of common stock for purchase by non-employee Directors of CryoLife in order to attract and retain the services of experienced and knowledgeable non-employee Directors for the benefit of CryoLife and its stockholders and to provide additional incentive for such non-employee Directors to continue to work for the best interests of CryoLife and its stockholders through continuing ownership of common stock. The Directors Plan shall be effective as of the date of such approval of stockholders (“Effective Date”). A copy of the Directors Plan is attached hereto as Appendix C.

Eligibility

        All members of CryoLife’s Board of Directors who are not current employees of CryoLife or any of its subsidiaries are eligible to participate in the Directors Plan. There currently are seven non-employee Directors on the Board.

Shares Reserved for the Directors Plan

        The Directors Plan provides for the grant of options to acquire a maximum of 500,000 shares of common stock, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding common stock. Any such adjustment will be made by the Board. Shares issued under the Directors Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market or privately.

        To the extent any option granted under the Directors Plan expires or terminates for any reason prior to exercise, then the number of shares subject to the portion of the option not so exercised will be available for future option grants under the Directors Plan. If the exercise price of any option granted under the Directors Plan is paid with shares of common stock, then the number of shares of common stock available for issuance under the Directors Plan will be reduced only by the net number of shares of common stock issued to the holder of such option, and not by the gross number of shares for which the option is exercised up to a maximum of 100,000 shares.

Administration of the Directors Plan

        The Directors Plan shall be administered by the Board. No member of the Board shall act upon any matter affecting any option granted or to be granted to himself or herself under the Directors Plan, but all Board members may act upon any matter generally affecting the Directors Plan or any options granted thereunder. The Board shall also have the authority to terminate or amend the Directors Plan, to determine the terms and provisions of the respective option agreements, which may but need not be identical, to construe such option agreements and the Directors Plan, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Directors Plan. However, the Directors Plan may not be amended by the Board to increase the number of shares issuable or change the exercise price of options issuable under the Directors Plan or expand the class of participants without the approval of CryoLife’s stockholders.

Automatic Grants of Stock Options and Exercise Price

        Each individual who is appointed or elected as a Director of CryoLife for the first time shall automatically receive an option to purchase 10,000 shares of common stock on the next business day after such appointment or election (an “Initial Award Date”). This option shall be in addition to any option granted pursuant to yearly service as described below.

        On the first business day (an “Award Date”) following (i) CryoLife’s 2004 Annual Meeting of Stockholders and (ii) each succeeding Annual Meeting thereafter, each individual who is at the time elected, reelected or continuing as a non-employee Director automatically will be granted an option to purchase 10,000 shares of common stock. If CryoLife’s common stock is not traded on the New York Stock Exchange on the Initial Award Date or Award Date, then the grant shall be made the next day thereafter on which CryoLife’s common stock is so traded. Stockholder approval of the Directors Plan also shall constitute pre-approval of each option granted pursuant to the provisions of the Directors Plan, and of the subsequent exercise of that option in accordance with the Directors Plan.

        The option price per share shall be the closing price of CryoLife’s common stock on the New York Stock Exchange on the Initial Award Date or Award Date, as the case may be.

Means of Exercise of Options

        Upon exercise of the option, the option price for purchased shares will be payable immediately in cash or shares of common stock valued at fair market value on the date of exercise, or any combination of the foregoing. An option holder will have none of the rights of a stockholder with respect to any shares covered by the option until such individual has exercised the option, paid the option price and been issued a stock certificate for the purchased shares. In addition, to the extent permitted by applicable law and regulations, an option holder may elect to pay the exercise price upon the exercise of an option by authorizing a third party to sell shares of common stock acquired upon exercise of the option and remit to CryoLife a sufficient portion of the sale proceeds to pay the entire exercise price.

Vesting and Exercisability of Options

        Each option vests and becomes exercisable on the option’s respective Initial Award Date or Award Date. Subject to the limitations set forth in the Directors Plan, the option may be exercised at any time after its Initial Award Date or Award Date, as the case may be, provided that all conditions have been met at the time of exercise. Each option granted under the Directors Plan shall expire five years after the date of grant.

Transferability

        Options will not be assignable or transferable other than by will or the laws of descent and distribution, and during the grantee’s lifetime, the option may be exercised only by the grantee. However, the grantee may transfer the option for no consideration to or for the benefit of a member of the grantee’s immediate family (including, without limitation, to a trust or IRA) subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions applicable to such option prior to such transfer.

Termination of Service

        If a non-employee Director to whom an option has been granted under the Directors Plan shall cease to serve on the Board while in good standing, for any reason, including without limitation resignation or death, such grantee’s options shall remain in effect and exercisable, and shall expire as if the grantee had remained a non-employee Director of CryoLife. Upon the death of a non-employee Director, his or her options shall be exercisable by his/her legal representatives or heirs, but in no event may the option be exercised after the last date on which it could have been exercised by the non-employee Director.

No Impairment of CryoLife’s Rights

        Nothing in the Directors Plan or any grant made pursuant to the Directors Plan will be construed or interpreted so as to affect adversely or otherwise impair CryoLife’s right to remove any grantee from service on the Board at any time in accordance with the provisions of applicable law.

Effective Date and Term of Plan

        The Directors Plan shall be effective only if stockholder approval of the Directors Plan is obtained at CryoLife’s 2004 Annual Meeting of Stockholders. If stockholder approval is not obtained at the 2004 Annual Meeting of Stockholders, no grants shall be made under the Directors Plan. The first grants made under the Directors Plan shall be the grants made on the first business day after the 2004 Annual Meeting to non-employee Directors. The Directors Plan shall remain in effect through the fifth annual meeting of stockholders following the 2004 Annual Meeting (the “Fifth Meeting”). Assuming CryoLife continues to convene and hold its regularly scheduled annual meetings, CryoLife’s 2009 Annual Meeting of Stockholders will be the Fifth Meeting. Grants made on the first business day after the Fifth Meeting pursuant to the automatic grant of options may be made under the Directors Plan.

Federal Tax Consequences

        Options granted under the Directors Plan are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The federal income tax treatment of such options may be summarized as follows:

        No taxable income is recognized by a grantee upon the grant of an option. In general, the grantee will recognize ordinary income in the year in which the option is exercised for vested shares of common stock equal to the excess of the fair market value of the purchased shares at the date of exercise over the exercise price paid for those shares.

        CryoLife will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the grantee in connection with the exercise of the option. The deduction will be allowed for the taxable year of CryoLife in which the ordinary income is recognized by the grantee.

        The above is a general summary of the federal income tax consequences under current tax law. It does not purport to cover all of the special rules, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

New Plan Benefits

        If this proposal is approved, each newly appointed or elected Director of CryoLife for the first time shall automatically receive an option to purchase 10,000 shares of common stock on the next business day after such appointment or election. In addition, each non-employee Director shall receive immediately exercisable options to purchase 10,000 shares of common stock upon election or re-election to the Board at each Annual Meeting of Stockholders. If this proposal is approved and if they are elected or re-elected to the Board, Messrs. Ackerman, Bevevino, Cook and McCall, Drs. Elkins and Van Dyne and Ms. Lacy will each receive options to purchase 10,000 shares of common stock per year at the last closing price of CryoLife’s common stock on the New York Stock Exchange prior to the Award Date.

        For informational purposes only, the following table sets forth the Awards that could be received in fiscal 2004 under the Directors Plan:

Name and Position	Number of Shares Underlying Grants
Executive officers as a group (1)	--
Non-employee directors as a group	70,000
All non-executive officers and other employees as a group (1)	--

(1)     Neither executive officers nor employees are eligible to receive grants under the Directors Plan.

Tax Withholding

        Whenever CryoLife proposes, or is required, to distribute shares under the Directors Plan, CryoLife may require the recipient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares.

Unfunded Status of the Directors Plan

        The Directors Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a grantee by CryoLife, nothing contained in the Directors Plan shall give any such grantee any rights that are greater than those of a general creditor of CryoLife.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR”

THIS PROPOSAL

OWNERSHIP OF PRINCIPAL STOCKHOLDERS, NAMED EXECUTIVES,
AND EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP

        The name and address of each person or entity who owned beneficially 5% or more of the outstanding shares of common stock of CryoLife on April 29, 2004, together with the number of shares owned and the percentage of outstanding shares that ownership represents is set forth in the following table. The table also shows information concerning beneficial ownership by each of the Named Executives and by all Directors and executive officers as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting powers, or shares such powers with his or her spouse, with respect to the shares set forth in the following table:

Beneficial Owner	Number of Shares of CryoLife Stock Beneficially Owned		Percentage Ownership
Steven G. Anderson	1,653,127	(1)	7.1
Kirby S. Black, Ph.D	78,576	(2)	*
Albert E. Heacox, Ph.D	138,366	(3)	*
David Ashley Lee	71,024	(4)	*
James C. Vander Wyk, Ph.D	56,318	(5)	*
Massachusetts Financial Services Company	1,463,010	(6)	6.3
All current Directors and Executive Officers
as a group (16 persons)	3,532,422	(7)	14.6

_________________

*	Ownership represents less than 1% of outstanding CryoLife common stock.

(1)	Includes 108,324 shares held of record by Ms. Ann B. Anderson, Mr. Anderson’s spouse, as well as 199,930 and 183,319 shares held in grantor-retained annuity trusts. Also includes 66,722 shares subject to options which are either presently exercisable or will become exercisable within 60 days after the date of this proxy statement. The business address for Mr. Anderson is: c/o CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.
(2)	Includes 34,500 shares subject to options which are either presently exercisable or will become exercisable within 60 days after the date of this proxy statement. Also includes 90 shares held by Dr. Black’s minor children.
(3)	Includes 20,820 shares subject to options which are either presently exercisable or will become exercisable within 60 days after the date of this proxy statement. Also includes 45,000 shares owned by Dr. Heacox’s spouse as trustee of a living trust, 72,346 shares owned by Dr. Heacox as trustee of a living trust, 72,346 shares owned by Albert E. Heacox C/F Rachel K. Heacox, UTMA/GA and 100 shares owned by Albert E. Heacox C/F Daniel A. Heacox, UTMA/GA. Dr. Heacox disclaims beneficial ownership of all shares owned by his son and daughter.
(4)	Includes 57,869 shares subject to options which are either presently exercisable or will become exercisable within 60 days after the date of this proxy statement. Also includes 1,700 shares held in Mr. Lee’s parents’ account over which Mr. Lee has signing authority. Also includes 1,500 shares held by Mr. Lee’s minor children.
(5)	Includes 26,918 shares subject to options which are either presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(6)	Information is based in part on Schedule 13G filed on February 12, 2004 by Massachusetts Financial Services Company (“MFS”), a registered investment adviser, and supplemental information provided by MFS. As of March 15, 2004, MFS Series I Trust on behalf of MFS New Discovery Fund (“NDF”), beneficially held 598,300 shares of CryoLife common stock, MFS/Sun Life Series Trust on behalf of New Discovery Series (“NWD”) beneficially held 111,000 shares of CryoLife common stock, and MFS Variable Insurance Trust on behalf of MFS New Discovery Series (“VND”), beneficially held 218,100 shares of CryoLife common stock. Each of these stockholders is a registered investment company, and each has entered into a purchase agreement with CryoLife, Inc. pursuant to which it has, in the case of NDF, the right to cause CryoLife to register 119,500 shares, in the case of NWD, 22,000 shares, and in the case of VND, 48,500 shares of CryoLife common stock for resale pursuant to the Securities Act of 1933, as amended. These stockholders have appointed MFS as their investment adviser. As investment adviser, MFS has sole voting and investment power over all of the shares beneficially held by these stockholders. As of March 15, 2004, MFS or a subsidiary of MFS, as investment adviser and not beneficially, had sole or shared voting and/or investment power over, in the aggregate, 1,463,010 shares on behalf of these and other client accounts for which MFS or a subsidiary of MFS act as investment adviser. The address for all of these stockholders (or the investment adviser) is c/o Massachusetts Financial Services Company, 500 Boylston Street, Boston, Massachusetts 02116.

(7)	See “Election of Directors” for information as to the beneficial ownership of shares attributed to Directors who are not also Named Executives. Includes 943,935shares subject to options which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement. Includes 117,346 shares held as trustees by an executive officer and his spouse. Includes 355,280 shares held as beneficiary of three trusts, and 165,879 shares held as beneficiary of an IRA, of Ms. Lacy’s deceased spouse. Includes 22,500 shares held as administrator of a pension plan. Includes 19,500 shares held by CT Investments, LLC which is controlled by Mr. Cook. Includes 124,324 shares held of record by the spouses of executive officers and Directors. Includes 1,790 shares held of record by the minor children of executive officers and Directors. Includes 1,700 shares held by Mr. Lee’s parents.

INDEPENDENT PUBLIC ACCOUNTANTS

CryoLife’s Independent Auditors

        Deloitte & Touche LLP, CryoLife’s independent auditors for fiscal year 2003, have been engaged to audit the financial statements of CryoLife for the fiscal year ended December 31, 2004. It is expected that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to any appropriate questions and to make a statement on behalf of his or her firm, if such representative so desires.

Fees Paid To the Independent Auditors

        The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and December 31, 2002, and fees billed for other services rendered by Deloitte & Touche LLP during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

	2003	2002
Audit fees (1)	$227,925	$ 88,000
Audit-related fees (2)	71,580	9,000
Tax fees (3)	231,120	113,825
All other fees	--	--

Total	$530,625	$210,825

(1)	Audit fees consisted of audit work performed in the audit or review of financial statements and related SEC Form 10Q and 10K filings as well as work generally only the independent auditor can reasonably be expected to provide.
(2)	Audit related fees consisted primarily of audits of employee benefit plans and grants and reviews of the company’s internal control structure.
(3)	Tax fees consisted primarily of tax compliance and reporting as well as tax consulting work. Additional tax services provided by other firms were not included in this disclosure.

        Deloitte & Touche LLP was the independent auditor for 2003 and 2002. In April 2002, Arthur Andersen was dismissed as CryoLife’s independent auditor. Arthur Andersen was paid $164,475 for services rendered in 2002. These fees consisted of $45,000 for audit fees, $66,150 for audit-related fees, and $53,325 for tax fees.

Dismissal of Arthur Andersen LLP in 2002

        At a meeting held on April 5, 2002, the Audit Committee recommended and the Board approved the dismissal of Arthur Andersen as independent auditors of CryoLife effective April 9, 2002.

        The reports of Arthur Andersen on CryoLife’s financial statements for the two fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During CryoLife’s fiscal years ended December 31, 2001 and 2000, and in the subsequent interim period through April 9, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the matter in its report. CryoLife requested Arthur Andersen to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 10, 2002 is filed as Exhibit 16 to the Company’s Form 8-K filed on April 11, 2002.

        There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K for the two fiscal years ended December 31, 2001 and December 31, 2000 or for the subsequent interim period through April 9, 2002.

        On May 3, 2002, the Audit Committee recommended and the Board approved the engagement of Deloitte & Touche LLP as its independent auditor for the fiscal year ending December 31, 2003 effective immediately.

        During CryoLife’s fiscal years ended December 31, 2001 and 2000, and in the subsequent interim period through May 3, 2002, neither CryoLife nor anyone acting on its behalf consulted Deloitte & Touche LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on CryoLife’s consolidated financial statements, or (ii) any matter that was either the subject of a disagreement or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

TRANSACTION OF OTHER BUSINESS

        As of the date of this proxy statement, the Board is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

        Appropriate proposals of stockholders intended to be presented at CryoLife’s 2005 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by CryoLife by January 10, 2005 for inclusion in its proxy statement and form of proxy relating to that meeting. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act must be received by CryoLife by no later than February 9, 2005 but no earlier than November 11, 2004, in order to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals which may come before the 2005 Annual Meeting. If the month and day of the next annual meeting is advanced or delayed by more than 30 calendar days from the month and day of the annual meeting to which this proxy statement relates, CryoLife shall, in a timely manner, inform its stockholders of the change, and the date by which proposals of stockholders must be received.

        Upon the written request of any record or beneficial owner of common stock of CryoLife whose proxy was solicited in connection with the 2004 Annual Meeting of Stockholders, CryoLife will furnish such owner, without charge, a copy of its Annual Report on Form 10-K without exhibits for its fiscal year ended December 31, 2003. Requests for a copy of such Annual Report on Form 10-K should be addressed to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

        It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to sign, complete, date and return the proxy card in the enclosed envelope, to which no postage need be affixed.

By Order of the Board of Directors /s/ Steven G. Anderson

Dated: April 29, 2004	STEVEN G. ANDERSON, Chairman of the Board, President and Chief Executive Officer

APPENDIX A

CHARTER
AUDIT COMMITTEE
CRYOLIFE, INC.

STATEMENT OF POLICY

        There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall assist the corporate Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Directors, the independent auditors and the financial management of the Corporation. The Audit Committee shall have unrestricted access to all information which it believes, in the members’ judgment, is required to fulfill its responsibilities. The independent auditors who audit the Corporation’s financial statements shall be accountable to the Audit Committee as shareholder representatives and shall report directly to the Audit Committee.

ORGANIZATION

        The Audit Committee shall be composed of at least three Directors who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independence from management and the company as a committee member, and who otherwise meet The New York Stock Exchange’s definition of “independent” and the definition of “independence” contained in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3 promulgated thereunder. In addition, each Audit Committee member shall be financially literate and at least one member must have accounting or related financial management expertise, as such qualifications are interpreted by the Corporation’s Board of Directors in its business judgment. Individuals may not serve on the Audit Committee if they serve on the audit committees of more than two other companies.

RESPONSIBILITIES

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality. The Audit Committee shall meet at least four times annually.

        In carrying out these responsibilities, the Audit Committee will:

o	Directly appoint, retain, compensate, evaluate, oversee and terminate the independent auditors who shall audit the financial statements of the Corporation and its divisions and subsidiaries. The accountability of the independent auditors is to the Audit Committee, and the Audit Committee shall have the sole power to dismiss the independent auditors. The Audit Committee is responsible for evaluating auditor independence.

o	Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o	Review the adoption, application and disclosure of the Corporation’s critical accounting policies and any changes thereto.

o	Review at least annually with the independent auditors, and the financial and accounting personnel of the Company, the quality and adequacy of financial statements and financial disclosures and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are available or desirable. Significant major costs and expenses should be discussed, along with the steps management has taken to monitor and control such expenses. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

o	Obtain and review on a periodic basis statements of the outside auditor delineating all relationships between the auditor and the Company and actively engage the outside auditor in a dialogue with respect to any relationships or services that may impact on the objectivity and independence of the outside auditor and recommend that the Board of Directors take appropriate action in response to the outside auditor’s report to satisfy itself of the outside auditor’s independence.

o	Approve fee arrangements with the independent auditors for audit and non-audit services and annually review fees paid to the firm.

o	Review the experience and qualifications of the senior members of the independent auditor’s team.

o	Pre-approve the retention of the independent auditors for any audit (including comfort letters and statutory audits) or non-audit service.

o	Review and discuss with the independent auditors and with management the annual audited financial statements and management’s discussion and analysis contained in the annual report to shareholders and Form 10-K prior to release to the public or filing with the appropriate agencies.

o	Review and discuss with the independent auditors and with management, the earnings press releases prior to release to the public.

o	Require that the independent auditors conduct an SAS 71 Interim Financial Review before the Corporation files its Form 10-Q.

o	Meet with the independent auditors at the conclusion of the audit to review the results. Discuss the independent auditors’ evaluation of CryoLife’s financial, accounting, and auditing personnel, the level of cooperation that the independent auditors received during the course of the audit, accounting adjustments, significant auditing or accounting issues and any management or internal control letters issued or proposed to be issued.

o	Review and discuss with management and independent auditors the Corporation’s quarterly financial statements and management’s discussion and analysis prior to filing Form 10-Q, including the results of the auditor’s review of the quarterly financial statements.

o	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

o	Be provided with adequate funding for its ordinary administrative expenses and for the independent auditors it selects.

o	Resolve any disagreements between management and the independent auditors regarding financial reporting and all other matters.

o	Obtain and review at least annually a written report from the independent auditors describing their internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of them, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by them and any steps taken to deal with any such issues; and all relationships between the independent auditors and the Corporation. After reviewing this report, the Committee should evaluate the independent auditors’ qualifications, performance and independence and present its conclusions to the full Board.

o	Obtain and review at least annually a written report from the independent auditors describing all critical accounting policies and practices to be used by CryoLife; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with CryoLife management; ramifications of the use of such alternative disclosures and treatments, and the treatments preferred by the independent auditors; and other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

o	Submit the minutes of all meetings of the Audit Committee to, and review the matters discussed at each Committee meeting with, the Board of Directors.

o	Meet separately, at least quarterly, with internal operations review, with the independent auditors, and with management.

o	Periodically review CryoLife’s Code of Business Conduct, including the results of the review by internal operations review of compliance with the Code.

o	Review CryoLife’s internal operations review function including its performance, independence and authority, its proposed audit plans and scope for the ensuing year, and the coordination of such plans with the independent auditors.

o	Receive prior to each meeting as it deems appropriate, from the internal operations review function and the independent auditors, reports summarizing the findings of completed internal reviews, and a progress report of accomplished versus planned activities. Any deviations from planned activities should be adequately explained.

o	Review and approve the Committee’s report required by the SEC to be included in the Corporation’s annual proxy statement.

o	Review, rule on or approve significant related party transactions.

o	Determine that the disclosures and content of the financial statements are satisfactory for submission to the shareholders and for filing with the Securities and Exchange Commission. Such determination will be made through discussions with independent auditors and executive and financial management.

o	Establish procedures for the receipt, retention and treatment of complaints received by CryoLife regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

o	Review public reports and articles brought to the Committee’s attention by the auditors or management in which CryoLife accounting practices are mentioned.

o	Review the quality and sufficiency of the accounting and financial resources required to meet the financial and reporting objectives as determined by the Committee. Review the succession planning process for the accounting and financial areas.

o	Review and determine appropriateness of the Corporation hiring any employee or former employee of the Corporation’s independent auditors and set clear hiring policies with respect thereto.

o	Review all allegations brought to the Committee’s attention, regardless of source, of inappropriate or improper accounting practices.

o	Investigate any matter brought to its attention within the scope of its duties. The Committee shall have the power to retain outside counsel and/or advisers, including a public accounting firm other than the current independent auditor, if in its judgment that is appropriate, and shall have adequate funding to compensate such advisers.

o	Discuss financial information and earnings guidance provided to analysts and rating agencies.

o	Establish a standard of conduct concerning relationships of management, the Committee, and individual Board members with the independent auditors and review those relationships on an annual basis.

o	Evaluate annually the performance of the Audit Committee.

o	Review and assess the adequacy of this Charter annually and recommend any changes to the Board for approval.

o	Submit to the Board an annual budget of its expected expenditures.

APPENDIX B

CRYOLIFE, INC.
2004 EMPLOYEE STOCK INCENTIVE PLAN

SECTION 1

GENERAL

        1.1  Purpose. The CRYOLIFE, Inc. 2004 Employee Stock Incentive Plan (the “Plan”) has been established by CRYOLIFE, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants (as defined in Section 1.2 below), by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s stockholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interests of the Company and its Subsidiaries, as defined in Section 8(i), including the growth in value of the Company’s equity and enhancement of long-term stockholder return. Pursuant to the Plan, Participants may receive Options, SARs, or Other Stock Awards, each as defined herein (collectively referred to as “Awards”).

        1.2  Participation. Subject to the terms and conditions of the Plan, the Committee (as defined in Section 5) shall determine and designate, from time to time, from among the Eligible Grantees, as defined in Section 8(f) (including transferees of Eligible Grantees to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

        1.3  Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

SECTION 2

OPTIONS AND SARS

        2.1  Definitions.

                (a)        The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may either be Incentive Stock Options (“ISOs”) or Non-Qualified Options (“NQOs”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

                (b)        A stock appreciation right (a “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value (as defined in Section 8) of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

        2.2  Exercise Price. The Exercise Price of each Option and SAR granted under this Section 2 shall be not less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award. Unless a higher price is established by the Committee or determined by a method established by the Committee at the time the Option or SAR is granted, the Exercise Price for each Option and SAR shall be equal to 100% of the Fair Market Value on the date of grant of the Award.

        2.3  Exercise. An Option and a SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, before or after grant.

        2.4  Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

                (a)        Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

                (b)        The Exercise Price shall be payable in cash or by tendering (by actual delivery of shares) shares of Stock that are acceptable to the Committee, have been held by the participant for at least six months, and were valued at Fair Market Value as of the day the shares are tendered, or in any combination of cash or shares, as determined by the Committee.

                (c)        To the extent permitted by applicable law, a Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

        2.5  Settlement of Award. Shares of Stock delivered pursuant to the exercise of an Option or a SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or a SAR as the Committee determines to be desirable.

SECTION 3

OTHER STOCK AWARDS

        3.1  Definitions. The term "Other Stock Awards" means any of the following:

                (a)        A “Stock Unit” Award is the grant of a right to receive shares of Stock in the future.

                (b)        A “Performance Share” Award is a grant of a right to receive shares of Stock or Stock Units, which is contingent on the achievement of performance or other objectives during a specified period.

                (c)        A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

        3.2  Restrictions on Stock Awards. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award shall be subject to the following:

                (a)        Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

                (b)        The Committee may designate whether any such Awards being granted to any Participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more “Performance Measures.” The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: return on capital or increase in pretax earnings of the Company and/or one or more divisions and/or subsidiaries, return on stockholders’ equity of the Company, increase in earnings per share of the Company, sales of the Company and/or one or more divisions and/or subsidiaries, pretax earnings of the Company and/or one or more divisions and/or subsidiaries, net earnings of the Company and/or one or more divisions and/or subsidiaries, control of operating and/or non-operating expenses of the Company and/or one or more divisions and/or subsidiaries, margins of the Company and/or one or more divisions and/or subsidiaries, market price of the Company’s securities, and, solely for an Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, other factors directly tied to the performance of the Company and/or one or more divisions and/or subsidiaries or other performance criteria. For Awards intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code Section 162(m).

SECTION 4

OPERATION AND ADMINISTRATION

        4.1  Effective Date; Duration. The Plan shall be effective as of the date of its approval by the stockholders of the Company (the “Effective Date”). The Plan shall have a duration of ten years from the Effective Date; provided that in the event of Plan termination, the Plan shall remain in effect as long as any Awards under it are outstanding; provided further, however, that no Award may be granted under the Plan on a date that is more than ten years from the Effective Date.

        4.2  Awards Subject to Plan. Awards granted under the Plan shall be subject to the following:

                (a)        Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 2.0 million shares of Stock; and (ii) up to 100,000 shares of stock tendered by Participants in connection with the exercise of Options granted under either the Plan, the 2002 Stock Incentive Plan, the 1998 Long-Term Incentive Plan, or the 1994 Employee Stock Incentive Plan.

                (b)        To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. The maximum number of shares of Stock available for delivery under the Plan shall not be reduced for shares subject to plans assumed by the Company in an acquisition of an interest in another company.

                (c)        Subject to adjustment in accordance with paragraphs 4.2(d) and 4.2(e), the following additional maximums are imposed under the Plan:

                (i)        Subject to the overall maximum number of shares of Stock that may be issued in accordance with Section 4.2(a) of the Plan, the maximum number of shares of Stock that may be issued pursuant to Options intended to be ISOs shall be up to 2.0 million shares;

                (ii)        The maximum number of shares of Stock that may be issued in conjunction with Other Stock Awards granted pursuant to Section 3 shall be up to 2.0 million shares;

                (iii)        The maximum number of shares of Stock that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 400,000 during any fiscal year; and

                (iv)        No more than 2.0 million shares of Stock may be subject to Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) granted to any one individual during any one fiscal-year period (regardless of when such shares are deliverable).

                (d)        If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, or if the Company makes an extraordinary dividend or distribution to its stockholders (including without limitation to implement a spinoff) (each, a “Corporate Transaction”) then, subject to any required action by the stockholders of the Company, the number and kind of shares of Company stock available under the Plan or subject to any limit or maximum hereunder shall automatically be proportionately adjusted, with no action required on the part of the Committee or otherwise. Subject to any required action by the stockholders, the number and kind of shares covered by each outstanding Award, and the price per share in each such Award, may, at the discretion of the Committee, be proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from a Corporate Transaction or any other increase or decrease in the number of such shares, or any decrease in the value of such shares, effected without receipt of consideration by the Company. Notwithstanding the foregoing, no fractional shares shall be issued or made subject to an Option, SAR or Stock Award in making the foregoing adjustments. All adjustments made by the Committee under this Section shall be final, conclusive and binding upon the holders of Options, SARS and Stock Awards.

                (e)        If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options or other Awards remain outstanding under this Plan, (A) subject to the provisions of clause (C) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option or other Award shall be entitled, upon exercise of that Option or Award or in place of it, as the case may be, to receive, at the option of the Committee and in lieu of shares of Stock, (i) the number and class or classes of shares of Stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares of Stock as to which that Option may be exercised or are subject to the Award or (ii) shares of stock of the company that is the surviving corporation in such merger, consolidation, liquidation, sale or other disposition having a value, as of the date of payment under Subsection 4.2(e)(i) as determined by the Committee in its sole discretion, equal to the value of the shares of Stock or other securities or property otherwise payable under Subsection 4.2(e)(i); (B) if Options or other Awards have not already become exercisable under Section 5 hereof, the Board of Directors may waive any limitations set forth in or imposed pursuant to this Plan so that all Options or other Awards, from and after a date prior to the effective date of that merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (C) all outstanding Options or SARs may be cancelled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition provided that any optionee or SAR holder shall have the right immediately prior to such event to exercise his or her Option or SAR to the extent such optionee or holder is otherwise able to do so in accordance with this Plan (including Section 5 hereof) or his individual Option or SAR agreement; provided, further, that any such cancellation pursuant to this Section 4.2(e) shall be contingent upon the payment to the affected Participants of an amount equal to (i) in the case of any out-of-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the value of such Option or SAR, as determined by the Committee or the Board of Directors, as applicable, in its sole discretion, and (ii) in the case of an in-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the excess of the value of the per-share amount of consideration paid pursuant to the merger, consolidation, liquidation, sale or other disposition, as the case may be, giving rise to such cancellation, over the exercise price of such Option or SAR multiplied by the number of shares of Stock subject to the Option or SAR.

                (f)        In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

                (g)        Any adjustments pursuant to Section 4.2(e) shall be made by the Board or Committee, as the case may be, whose determination in that respect shall be final, binding and conclusive, regardless of whether or not any such adjustment shall have the result of causing an ISO to cease to qualify as an ISO.

                (h)        Except as hereinbefore expressly provided in this Section 4, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award, unless the Committee shall otherwise determine.

                (i)        The grant of any Award pursuant to this Plan shall not adversely affect in any way the right or power of the Company (A) to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, (B) to merge or consolidate, (C) to dissolve, liquidate or sell, or transfer all or any part of its business or assets or (D) to issue any bonds, debentures, preferred or other preference stock ahead of or affecting the Stock. If any action described in the preceding sentence results in a fractional share for any Participant under any Award hereunder, such fraction shall be completely disregarded and the Participant shall be entitled only to the whole number of shares resulting from such adjustment.

        4.3  General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

                (a)        Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

                (b)        To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        4.4 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, but only to the extent of the minimum amount required to be withheld under applicable law.

        4.5  Use of Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

        4.6  Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

        4.7  Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

        4.8  Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

        4.9  Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        4.10  Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

        4.11  Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board of Directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

        4.12  Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

        4.13  Limitation of Implied Rights.

                (a)        Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

                (b)        The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

        4.14  Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and shall be signed, made or presented by the proper party or parties.

SECTION 5

COMMITTEE

        5.1  Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 5. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are non-employee Directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and are outside Directors within the meaning of Code Section 162(m). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Unless otherwise determined by the Board, CRYOLIFE’s Compensation Committee shall be designated as the “Committee” hereunder.

        5.2  Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

                (a)        Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards, and to waive or otherwise modify any vesting or other restrictions contained in awards. The Committee may also, without obtaining stockholder approval, amend any outstanding award to provide the holder thereof with additional rights or benefits of the type otherwise permitted by the Plan, including without limitation, extending the term thereof; provided, however, that in no event may the term of any Option or SAR exceed ten years.

                (b)        To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States.

                (c)        The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

                (d)        Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

                (e)        In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

        5.3  Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers hereunder, including without limitation, the power to designate Participants hereunder and determine the amount, timing and terms of Awards hereunder, to any person or persons selected by it, including without limitation, any executive officer of the Company. Any such allocation or delegation may be revoked by the Committee at any time.

        5.4  Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive unless the Committee determines such records to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 6

AMENDMENT AND TERMINATION

                (a)        The Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without stockholder approval:

                (i)        any increase in the number of shares that may be issued under the Plan (except by certain adjustments provided for under the Plan);

                (ii)        any change in the class of persons eligible to receive Awards under the Plan;

                (iii)        any change in the requirements of Section 2.2 hereof regarding the Exercise Price;

                (iv)        any other amendment to the Plan that would require approval of the Company’s stockholders under applicable law, regulation or rule.

Notwithstanding any of the foregoing, adjustments pursuant to paragraph 4.2(d) shall not be subject to the foregoing limitations of this Section 6.

                (b)        Options may not be granted under the Plan after the date of termination of the Plan, but Options granted prior to that date shall continue to be exercisable according to their terms.

                (c)        The Committee may not, without first obtaining stockholder approval, “reprice” outstanding Options or SARs as such term is used by the SEC or NYSE or otherwise lower their exercise or base prices.

SECTION 7

CHANGE IN CONTROL

        Subject to the provisions of paragraph 4.2(d) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control as defined in Section 8:

                (a)        All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

                (b)        All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

                (c)        All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares shall become fully vested.

SECTION 8

DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply:

                (a)       Affiliated Company. The term “Affiliated Company” means any company controlled by, controlling or under common control with the Company.

                (b)       Award. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards.

                (c)       Board. The term “Board” shall mean the Board of Directors of the Company.

                (d)       Change in Control. The term “Change in Control” means a change in the beneficial ownership of the Company’s voting stock or a change in the composition of the Board which occurs as follows:

                (i)         Any “person,” including a “syndication” or “group” as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding “Voting Securities,” which is any security which ordinarily possesses the power to vote in the election of the Board of Directors of a corporation without the happening of any precondition or contingency;

                (ii)         The Company is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation less than 80% of the outstanding Voting Securities of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the stockholders of the Company in their capacities as such immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date;

                (iii)         If at any time the following do not constitute a majority of the Board of Directors of the Company (or any successor entity referred to in clause (ii) above): Persons who, prior to their election as a Director of the Company (or successor entity if applicable) were nominated, recommended or endorsed by a formal resolution of the Board of Directors of the Company or the Nominating and Corporate Governance Committee thereof; or

                (iv)         The Company transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of the Company.

                (e)       Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

                (f)       Eligible Grantee. With respect to Awards other than ISOs, the term “Eligible Grantee” shall mean any employee of the Company or a Subsidiary. With respect to ISOs, the term “Eligible Grantee” shall mean any employee of the Company or a Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Award shall not become vested prior to the date the employee first performs such services.

                (g)       Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, then the “Fair Market Value” as of that date shall be the closing sale price of the Stock on that date on the New York Stock Exchange.

                (h)       Individual Agreement. “Individual Agreement” means a written employment or similar agreement between a Participant and the Company or one of its Subsidiaries or a written Award grant agreement under the Plan.

                (i)       Subsidiaries. The term “Subsidiary” means any present or future subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, and any present or future business venture designated by the Committee in which the Company has a significant interest, as determined in the discretion of the Committee.

                (j)       Stock. The term “Stock” shall mean shares of common stock of the Company.

SECTION 9

GOVERNING LAW

        This Plan shall be governed by, and construed in accordance with, the laws of the State of Georgia, except to the extent that the Florida Business Corporation Act shall be applicable.

APPENDIX C

CRYOLIFE, INC.
2004 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

        This 2004 Non-Employee Directors Stock Option Plan (the “Plan”) is established to attract, retain and compensate for service as members of the Board of Directors highly qualified individuals who are not current employees of CryoLife, Inc. (the “Company”) and to enable them to increase their ownership in the Company’s Common Stock. This Plan will be beneficial to the Company and its stockholders since it will allow these Directors to have a greater personal financial stake in the Company through the ownership of Common Stock of the Company, in addition to underscoring their common interest with stockholders in increasing the value of the Company over the longer term.

        1.       Eligibility. All members of the Company’s Board of Directors who are not current employees of the Company or any of its subsidiaries (“Non-Employee Directors”) are eligible to participate in this Plan.

        2.       Options. No stock options granted pursuant to this Plan (“Options”) may be “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended.

        3.       Shares Available.

                (a)       Number of Shares Available. There are hereby reserved for issuance under this Plan an aggregate of 500,000 shares of Common Stock, $.01 par value per share, which shares may be authorized but unissued shares, treasury shares, or shares purchased on the open market or privately. To the extent any shares of Common Stock covered by an Option are not delivered to a grantee because the Option is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by actual delivery), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan up to a maximum of 100,000 shares.

                (b)        Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, adjustments in the number and kind of shares authorized by this Plan, and in the number and kind of shares covered by outstanding Options under this Plan, and in the option price thereof, shall be made if, and in the same manner as, such adjustments are made to options issued under any of the Company’s plans then in effect pursuant to which incentive stock options may be granted.

        4.        Initial and Annual Grant of Stock Options.

                (a)        Each individual who is appointed or elected as a Director of the Company for the first time shall automatically receive an Option to purchase 10,000 shares of Common Stock on the next business day after such appointment or election (an “Initial Award Date”). This Option shall be in addition to any option granted pursuant to Section 4(b).

                (b)        On the first business day (an “Award Date”) following the Company’s 2004 Annual Meeting of Stockholders (the “2004 Meeting”), and following each succeeding Annual Meeting of Stockholders thereafter, each individual elected, reelected or continuing as a non-employee Director after such Annual Meeting shall automatically receive an Option to purchase 10,000 shares of Common Stock.

                (c)        Notwithstanding the foregoing, if, on an Initial Award Date or an Award Date, the Chief Executive Officer or Chief Financial Officer, in consultation with the legal counsel of the Company, determines, in his/her sole discretion, that the Company is in possession of material, undisclosed information about the Company, then that grant of Options to non-employee Directors shall be suspended until the second day after public dissemination of such information, and the price, exercisability dates and option period shall then be determined by reference to such later date. If Common Stock is not traded on the New York Stock Exchange or on any other securities exchange on any date a grant would otherwise be awarded, then the grant shall be made the next day thereafter on which Common Stock is so traded. All Option grants pursuant to this Plan shall be evidenced by a written instrument consistent with the provisions hereof.

        5.       Option Price. The price of the Option shall be the closing price of the Company’s Common Stock on the New York Stock Exchange on the Initial Award Date or Award Date, as the case may be.

        6.       Option Period. Subject to the limitations set forth in this Plan, an Option granted under the Plan shall vest and become exercisable on the Option’s respective Initial Award Date or Award Date. Subject to the limitations set forth in the Plan, the Option may be exercised at any time after its Initial Award Date or Award Date, as the case may be, provided that at the time of exercise all of the conditions set forth in the Plan have been met. Notwithstanding the foregoing, no Option may be exercised later than five years after the date of grant thereof.

        7.       Payment. The Option exercise price shall be paid in cash in U.S. dollars at the time the Option is exercised or in shares of Common Stock of the Company having an aggregate value equal to the Option exercise price (determined as of the first business day prior to the date of exercise, pursuant to the formula set forth in paragraph 5 above) or by a combination of cash and Common Stock. In addition, to the extent permitted by applicable law and regulations, a grantee may elect to pay the exercise price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

        8.       Cessation of Service. If a grantee leaves the Board of Directors while in good standing, for any reason, including, without limitation, resignation or death, such grantee’s Options shall remain in effect and exercisable, and shall expire as if the grantee had remained a non-employee Director of the Company. Upon the death of a non-employee Director, his or her Options shall be exercisable by his/her legal representatives or heirs, but in no event may the Options be exercised beyond the last date which they could have been exercised had the non-employee Director not died.

        9.       Administration and Amendment of the Plan. The Board may amend, alter, or discontinue this Plan, but, except as otherwise provided herein, no amendment, alteration, or discontinuation shall be made which would impair the rights of a grantee under an Option theretofore granted, without the grantee’s consent, or which, without the approval of the Company’s stockholders, would:

                (i)        increase the number of shares that may be issued under the Plan (except by certain adjustments provided for under the Plan);

                (ii)        change the class of persons eligible to receive Options under the Plan;

                (iii)        change the requirements of Section 5 hereof regarding the Exercise Price;

                (iv)        amend the Plan in a manner that would require approval of the Company’s stockholders under applicable law, regulation or rule.

Notwithstanding any of the foregoing, adjustments pursuant to Section 3, paragraph (b) shall not be subject to the foregoing limitations of this Section 9.

        Options may not be granted under the Plan after the date of termination of the Plan, but Options granted prior to that date shall continue to be exercisable according to their terms.

        Subject to the above provisions, the Board shall have broad authority to amend this Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

        The Board of Directors may not, without first obtaining stockholder approval, “reprice” outstanding Options or SARs as such term is used by the SEC or NYSE or otherwise lower their exercise or base prices.

        10.       Transferability. Except as otherwise provided in this paragraph 10, the Options granted under this Plan are not transferable other than as designated by the grantee by will or by the laws of descent and distribution, and during the grantee’s life, may be exercised only by the grantee. However, the grantee may transfer the Option for no consideration to or for the benefit of the grantee’s Immediate Family (including, without limitation, to a trust for the benefit of the grantee’s Immediate Family or to a partnership or limited liability company for one or more members of the grantee’s Immediate Family or to an IRA for the benefit of one or more members of his Immediate Family), subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions applicable to such Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to the grant agreement and shall also apply to the right to transfer ancillary rights associated with the Option. The term “Immediate Family” shall mean the grantee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the grantee).

        11.       Miscellaneous. Except as provided in this Plan, no non-employee Director shall have any claim or right to be granted an Option under this Plan. Neither this Plan nor any actions hereunder shall be construed as giving any Director any right to be retained in the service of the Company.

        12.       Effective Date and Term of Plan. This Plan shall be effective only if stockholder approval of this Plan is obtained at the Company’s 2004 Annual Meeting of Stockholders. If stockholder approval is not obtained at the 2004 Annual Meeting of Stockholders, no grants shall be made under this Plan. The first grants made under this Plan shall be the grants made on the first business day after the 2004 Annual Meeting to non-employee Directors pursuant to Section 4 above. This Plan shall remain in effect through the fifth annual meeting of stockholders following the 2004 Annual Meeting (the “Fifth Meeting”). Assuming the Company continues to convene and hold its regularly scheduled annual meetings, the Company’s 2009 Annual Meeting of Stockholders will be the Fifth Meeting. Grants made on the first business day after the Fifth Meeting pursuant to Section 4 may be made under this Plan.

CRYOLIFE, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR USE AT THE ANNUAL MEETING ON JUNE 10, 2004

        The undersigned stockholder hereby appoints STEVEN G. ANDERSON and SUZANNE K. GABBERT, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Stockholders of CRYOLIFE, INC. to be held on June 10, 2004, and any adjournments thereof.

        The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated April 29, 2004, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies to vote as indicated below and on the reverse hereof.

|X|	Please mark your votes as in this example.

	FOR election of the individuals set forth at right (except as marked to the contrary)	REFRAIN FROM VOTING FOR election of the nominees set forth at right

1. ELECTION OF DIRECTORS	|_|	|_|	Nominees: Steven G. Anderson Thomas F. Ackerman Daniel J. Bevevino John M. Cook	THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write those persons' names on the space provided below): ------------------------------------------			Ronald C. Elkins,M.D. Virginia C. Lacy Ronald D. McCall, Esq. Bruce J. Van Dyne, M.D.	PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

2. PROPOSAL TO APPROVE THE ADOPTION OF CRYOLIFE'S 2004 EMPLOYEE STOCK INCENTIVE PLAN.

|_| FOR	|_| AGAINST	|_| ABSTAIN

3. PROPOSAL TO APPROVE THE ADOPTION OF CRYOLIFE'S 2004 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

|_| FOR	|_| AGAINST	|_| ABSTAIN

4. Upon such other matters as may properly come before the meeting.

Signature _________________________	Date__________________	Signature ________________________	Date__________________

NOTE:	(Stockholders should sign exactly as name appears on stock. When there is more than one owner each should sign. Executors, Administrators, Trustees and others signing in a representative capacity should so indicate.)

ADMISSION TICKET

2004 Annual Meeting of Stockholders

NON-TRANSFERABLE	June 10, 2004 11:00 a.m. CryoLife, Inc. 1655 Roberts Boulevard, NW Kennesaw, Georgia 30144	NON-TRANSFERABLE

Attendance at the Annual Meeting will be limited to shareholders as of the record date, their authorized proxy holders and guests of CryoLife.

Admission will be by ticket only.

If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and plan to attend the meeting, you can obtain an admission ticket in advance by writing to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355. Please be sure to enclose proof of ownership such as a bank or brokerage account statement.

Shareholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Reception Desk on the day of the meeting.

Please Detach and Mail in the Envelope Provided

Please date and sign your proxy card and mail it
back as soon as possible!

2004 Annual Meeting of Stockholders of
CRYOLIFE, INC.

June 10, 2004

at

CryoLife, Inc.

1655 Roberts Boulevard, NW

Kennesaw, Georgia 30144

11:00 a.m.